                                                                    Exhibit 10.1


                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 18, 2002

                                     Between

                             BRE/PARK PLACE L.L.C.,

                                   as Borrower

                                       and

                      GERMAN AMERICAN CAPITAL CORPORATION,
                                    as Lender

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                                TABLE OF CONTENTS

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I.     DEFINITIONS; PRINCIPLES OF CONSTRUCTION.............................................................      1
       Section 1.1    Definitions..........................................................................      1
       Section 1.2    Principles of Construction...........................................................     23

II.    GENERAL TERMS.......................................................................................     24
       Section 2.1    Loan; Disbursement to Borrower.......................................................     24
       Section 2.2    Interest; Loan Payments; Late Payment Charge.........................................     24
       Section 2.3    Prepayments..........................................................................     26
       Section 2.4    Regulatory Change; Taxes.............................................................     26
       Section 2.5    Conditions Precedent to Closing......................................................     28

III.   CASH MANAGEMENT.....................................................................................     33
       Section 3.1 Cash Management.........................................................................     33

IV.    REPRESENTATIONS AND WARRANTIES......................................................................     42
       Section 4.1    Borrower Representations.............................................................     42
       Section 4.2    Survival of Representations..........................................................     51

V.     BORROWER COVENANTS..................................................................................     51
       Section 5.1    Affirmative Covenants................................................................     51
       Section 5.2    Negative Covenants...................................................................     59

VI.    INSURANCE; CASUALTY; CONDEMNATION; RESTORATION......................................................     62
       Section 6.1    Insurance Coverage Requirements......................................................     62
       Section 6.2    Condemnation and Insurance Proceeds..................................................     67

VII.   IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS...................................................     71
       Section 7.1    Borrower to Pay Impositions and Other Charges........................................     71
       Section 7.2    No Liens.............................................................................     71
       Section 7.3    Contest..............................................................................     72

VIII.  TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.......................................................     73
       Section 8.1    Restrictions on Transfers............................................................     73
       Section 8.2    Sale of Building Equipment...........................................................     73
       Section 8.3    Immaterial Transfers and Easements, etc..............................................     73
       Section 8.4    Indebtedness.........................................................................     74
       Section 8.5    Permitted Transfers..................................................................     74
       Section 8.6    Deliveries to Lender.................................................................     75
       Section 8.7    Loan Assumption......................................................................     75
       Section 8.8    Leases...............................................................................     76

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
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IX.    INTEREST RATE CAP AGREEMENT.........................................................................     79
       Section 9.1    Interest Rate Cap Agreement..........................................................     79
       Section 9.2    Pledge...............................................................................     79
       Section 9.3    Covenants............................................................................     80
       Section 9.4    Powers of Borrower Prior to an Event of Default......................................     82
       Section 9.5    Representations and Warranties.......................................................     82
       Section 9.6    Payments.............................................................................     83
       Section 9.7    Remedies.............................................................................     83
       Section 9.8    Sales of Rate Cap Collateral.........................................................     85
       Section 9.9    Public Sales Not Possible............................................................     85
       Section 9.10   Receipt of Sale Proceeds.............................................................     85
       Section 9.11   Replacement Interest Rate Cap Agreement..............................................     86

X.     MAINTENANCE OF PROPERTY; ALTERATIONS................................................................     86
       Section 10.1   Maintenance of Property..............................................................     86
       Section 10.2   Conditions to Alteration.............................................................     86
       Section 10.3   Costs of Alteration..................................................................     87

XI.    BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION..............................     88
       Section 11.1   Books and Records....................................................................     88
       Section 11.2   Financial Statements.................................................................     88

XII.   ENVIRONMENTAL MATTERS...............................................................................     90
       Section 12.1   Representations......................................................................     90
       Section 12.2   Covenants............................................................................     91
       Section 12.3   Environmental Reports................................................................     91
       Section 12.4   Environmental Indemnification........................................................     92
       Section 12.5   Recourse Nature of Certain Indemnifications..........................................     92

XIII.  THE REAs............................................................................................     93
       Section 13.1   Representations, Warranties..........................................................     93
       Section 13.2   Cure by Lender.......................................................................     93
       Section 13.3   REAs Covenants.......................................................................     93
       Section 13.4   Lender Right to Participate..........................................................     96
       Section 13.5   No Liability.........................................................................     96

XIV.   SECURITIZATION AND PARTICIPATION....................................................................     96
       Section 14.1   Sale of Note and Securitization......................................................     96
       Section 14.2   Cooperation with Rating Agencies.....................................................     98
       Section 14.3   Securitization Financial Statements..................................................     98

                                       ii

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
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       Section 14.4   Securitization Indemnification.......................................................     98
       Section 14.5   RESERVED.............................................................................    100
       Section 14.6   Retention of Servicer................................................................    100

XV.    ASSIGNMENTS AND PARTICIPATIONS......................................................................    101
       Section 15.1   Assignment and Acceptance............................................................    101
       Section 15.2   Effect of Assignment and Acceptance..................................................    101
       Section 15.3   Content..............................................................................    101
       Section 15.4   Register.............................................................................    102
       Section 15.5   Substitute Notes.....................................................................    102
       Section 15.6   Participations.......................................................................    103
       Section 15.7   Disclosure of Information............................................................    103
       Section 15.8   Security Interest in Favor of Federal Reserve Bank...................................    103

XVI.   RESERVE ACCOUNTS....................................................................................    103
       Section 16.1   Tax Reserve Account..................................................................    103
       Section 16.2   Insurance Reserve Account............................................................    104
       Section 16.3   Structural Reserve Account...........................................................    105
       Section 16.4   TI and Leasing Reserve Account.......................................................    106
       Section 16.5   REA Charges Reserve Account..........................................................    107
       Section 16.6   Deferred Maintenance Reserve Account.................................................    108

XVII.  DEFAULTS............................................................................................    109
       Section 17.1   Event of Default.....................................................................    109
       Section 17.2   Remedies.............................................................................    112
       Section 17.3   Remedies Cumulative; Waivers.........................................................    114
       Section 17.4   Costs of Collection..................................................................    114

XVIII. SPECIAL PROVISIONS..................................................................................    114
       Section 18.1   Exculpation..........................................................................    114

XIX.   MISCELLANEOUS.......................................................................................    116
       Section 19.1   Survival.............................................................................    116
       Section 19.2   Lender's Discretion..................................................................    116
       Section 19.3   Governing Law........................................................................    117
       Section 19.4   Modification, Waiver in Writing......................................................    118
       Section 19.5   Delay Not a Waiver...................................................................    118
       Section 19.6   Notices..............................................................................    119
       Section 19.7   TRIAL BY JURY........................................................................    120
       Section 19.8   Headings.............................................................................    121
       Section 19.9   Severability.........................................................................    121
       Section 19.10  Preferences..........................................................................    121

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
       Section 19.11  Waiver of Notice.....................................................................    121
       Section 19.12  Expenses; Indemnity..................................................................    121
       Section 19.13  Exhibits and Schedules Incorporated..................................................    123
       Section 19.14  Offsets, Counterclaims and Defenses..................................................    124
       Section 19.15  Liability of Assignees of Lender.....................................................    124
       Section 19.16  No Joint Venture or Partnership; No Third Party Beneficiaries........................    124
       Section 19.17  Publicity............................................................................    125
       Section 19.18  Waiver of Marshalling of Assets......................................................    125
       Section 19.19  Waiver of Counterclaim and other Actions.............................................    125
       Section 19.20  Conflict; Construction of Documents; Reliance........................................    125
       Section 19.21  Brokers and Financial Advisors.......................................................    126
       Section 19.22  Prior Agreements.....................................................................    126
       Section 19.23  Counterparts.........................................................................    126
       Section 19.24  Notice of Certain Occurrences........................................................    126

                       SEE INDEX TO EXHIBITS AND SCHEDULES
                               AT END OF DOCUMENT

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT dated as of September 18, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this AGREEMENT), between BRE/PARK PLACE L.L.C., a Delaware limited liability company (BORROWER) having an address at c/o Blackstone Real Estate Acquisitions III L.L.C., 345 Park Avenue, New York, New York 10154 and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 31 West 52nd Street, New York, New York 10019 (together with its successors and assigns, LENDER).

                              W I T N E S S E T H:

            WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

            WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

            NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

            I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 DEFINITIONS.

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            ACCOUNT AGREEMENT shall mean the Account and Control Agreement, dated the date hereof, among Lender, Borrower and Cash Management Bank.

            ACCOUNT AGREEMENT (MEZZANINE) shall mean the Account and Control Agreement, dated as of the date hereof, among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank.

            ACCOUNT COLLATERAL shall have the meaning set forth in Section
3.1.2.

            ACKNOWLEDGMENT shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Approved Counterparty in the form of Exhibit N.

            ADDITIONAL NON-CONSOLIDATION OPINION shall have the meaning set forth in Section 4.1.29(b) .

            AFFILIATE shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation,
(i) any officer or director of such Person, (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            AGREEMENT shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            AIR SPACE LEASE shall mean that certain Air Space Lease by and between Crow Winthrop Operating Partnership, as lessor thereunder, and Crow Winthrop Development Limited Partnership, as lessee thereunder, a memorandum of which was recorded on July 30, 1985, as Instrument No. 85-279769 in the Official Records of Orange County, California.

            AIR SPACE PARCEL shall mean the "Premises" as defined in the Air Rights Lease.

            ALTA shall mean American Land Title Association, or any successor thereto.

            ALTERATIONS shall have the meaning set forth in Article X.

            ANNUAL BUDGET shall mean the operating budget for the Property prepared by Manager, on Borrower's behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Manager's good faith estimates of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, management fees and Capital Expenditures.

            APPROVED BANK shall have the meaning set forth in the Account Agreement.

            APPROVED COUNTERPARTY shall mean a bank or other financial institution which (i) as of the date hereof, has a minimum long-term unsecured debt rating of at least "AA" or its equivalent by each of the Rating Agencies (as hereinafter defined), or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by two of the Rating Agencies (one of which must be S&P), it being understood that the "AA" benchmark rating and other benchmark ratings in this Agreement are intended to be the ratings, or the equivalent of ratings, issued by S&P and (ii) shall maintain until the expiration of the applicable Interest Rate Cap Agreement a credit rating of "AA-" by S&P and the equivalent by Moody's.

            ASSIGNMENT AND ACCEPTANCE shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Article XV and in substantially the form of EXHIBIT K or such other form customarily used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment.

            ASSIGNMENT OF LEASES shall mean that certain first priority Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases, Rents and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF MANAGEMENT AGREEMENT shall mean that certain Manager's Consent and Subordination of Management Agreement, dated the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            ASSIGNMENT OF THIRD-PARTY MANAGEMENT AGREEMENT shall mean that certain Manager's Consent and Subordination of Management Agreement, dated the date hereof, among Lender, Borrower and Third-Party Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            BANKRUPTCY CODE shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

            BEST shall have the meaning set forth in Section 6.1.9.

            BORROWER has the meaning set forth in the first paragraph of this Agreement.

            BORROWER'S ACCOUNT shall mean account number 181-515-8 maintained in the Borrower's name at Harris Trust and Savings Bank.

            BUILDING EQUIPMENT shall have the meaning set forth in the Security Instrument.

            BUSINESS DAY shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

            CAPITAL EXPENDITURES shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower's annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Borrower to be a regularly recurring operating expense of the Property.

            CASH shall mean the legal tender of the United States of America.

            CASH AND CASH EQUIVALENTS shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

            CASH MANAGEMENT BANK shall mean Harris Trust and Savings Bank or any successor Approved Bank acting as Cash Management Bank under the Account Agreement or other financial institution reasonably approved by the Lender and, if a Securitization has occurred, the Rating Agencies.

            CLOSING DATE shall mean the date hereof.

            CODE shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            COLLATERAL ACCOUNTS shall have the meaning set forth in Section
3.1.1.

            COLLECTION ACCOUNT shall mean the account specified herein for deposit of Rents and other receipts from the Property as provided herein.

            CONTROL shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

            COUNTERPARTY shall mean, with respect to the Interest Rate Cap Agreement, SMBC Derivative Products Limited and with respect to any Replacement Interest Rate Cap Agreement, any substitute Approved Counterparty.

            COUNTERPARTY OPINION shall have the meaning set forth in Section 9.3(g).

            CUT-OFF DATE shall have the meaning set forth in Section 6.2.3

            DBS shall have the meaning set forth in Section 14.4.2(b).

            DBS GROUP shall have the meaning set forth in Section 14.4.2(b).

            DEBT shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person;
(e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

            DEBT SERVICE shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

            DEBT SERVICE (MEZZANINE) shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

            DEBT SERVICE RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

            DEFAULT shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            DEFAULT RATE shall have the meaning set forth in the Note.

            DEFICIENCY shall have the meaning set forth in Section 6.2.4(b).

            DISCLOSURE DOCUMENTS shall have the meaning set forth in Section 14.4.1

            ELIGIBLE ACCOUNT has the meaning set forth in the Account Agreement.

            ENVIRONMENTAL CERTIFICATE shall have the meaning set forth in
Section 12.2.1.

            ENVIRONMENTAL CLAIM shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

            ENVIRONMENTAL EVENT shall have the meaning set forth to such term in
Section 12.2.1.

            ENVIRONMENTAL INDEMNITY shall mean the Environmental Indemnity, dated the date hereof, made by Borrower in favor of Lender.

            ENVIRONMENTAL INDEMNITY (MEZZANINE) shall mean the Environmental Indemnity (Mezzanine), dated as of the date hereof, made by Mezzanine Borrower in favor of Mezzanine Lender.

            ENVIRONMENTAL LAWS shall have the meaning provided in the Environmental Indemnity.

            ENVIRONMENTAL REPORTS shall have the meaning set forth in Section 12.1.

            EXCESS CASH FLOW shall have the meaning set forth in Section 3.1.6.

            EXCHANGE ACT shall have the meaning set forth in Section 14.4.1

            EXCULPATED PARTIES shall have the meaning set forth in Section
18.1.1.

            EXCUSABLE DELAY shall mean a delay solely due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other cases beyond the reasonable control of Borrower, but Borrower's lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

            ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            EVENT OF DEFAULT shall have the meaning set forth in Section
17.1(a).

            FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such 12-month period falling within the term of the Loan in the event that such a 12-month period occurs partially before or after, and partially during, the term of the Loan.

            FOREIGN LENDER shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            FUTURE LEASE shall have the meaning set forth in Section 8.8.1.

            TI AND LEASING RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1(f).

            GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

            GOVERNMENTAL AUTHORITY shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

            GUARANTOR shall mean, collectively, Blackstone Real Estate Partners III L.P., Blackstone Real Estate Partners III.TE.1 L.P., Blackstone Real Estate Partners III.TE.2 L.P., Blackstone Real Estate Partners III.TE.3 L.P., Blackstone Real Estate Holdings III L.P. and Blackstone Real Estate Partners III F.F. L.P., each a Delaware limited partnership.

            HAZARDOUS SUBSTANCE shall have the meaning provided for the term "Hazardous Materials" in the Environmental Indemnity.

            HOLDING ACCOUNT shall have the meaning set forth in Section 3.1.1.

            IMPOSITIONS shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any third party manager of the Property, including any Manager, or (iii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

            IMPROVEMENTS shall have the meaning set forth in the Security Instrument.

            INCREASED COSTS shall have the meaning set forth in Section 2.4.1.

            INDEBTEDNESS shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses that may become payable by Borrower to Lender hereunder or pursuant to the Note or the other Loan Documents.

            INDEMNIFIED PARTIES shall have the meaning set forth in Section 19.12(b).

            INDEPENDENT shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower,
(ii) is not connected with any Borrower or any Affiliate of any Borrower, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or
(ii) above.

            INDEPENDENT ACCOUNTANT shall mean Deloitte & Touche or another firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender.

            INDEPENDENT ARCHITECT shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is selected by Borrower and reasonably acceptable to Lender.

            INDEPENDENT MANAGER, INDEPENDENT MEMBER OR INDEPENDENT DIRECTOR shall mean a Person who is not and will not be while serving and has never been
(i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Borrower or its Affiliates, (ii) is not a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower or its Affiliates, or (iii) is not a member of the immediate family of any member (other than an Independent Member), manager (other than an Independent Manager), employee, attorney, customer, supplier or other Person referred to above or (iv) a person Controlling or under the common Control of anyone listed in (i) through (iii) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as an Independent Manager, Independent Member or Independent Director, as applicable, of a Single Purpose Entity affiliated with Borrower.

            INSURANCE REQUIREMENTS shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then- current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

            INSURANCE RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

            INSURANCE RESERVE AMOUNT shall have the meaning set forth in Section 16.2.

            INTANGIBLE shall have the meaning set forth in the Security Instrument.

            INTERCREDITOR AGREEMENT shall mean an intercreditor agreement between Lender and Mezzanine Lender.

            INTEREST DETERMINATION DATE shall have the meaning set forth in the Note.

            INTEREST PERIOD shall have the meaning set forth in the Note.

            INTEREST RATE CAP AGREEMENT shall mean the Confirmation and Agreement (together with the confirmation and schedules relating thereto), dated on or about the date hereof, between the Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to this Agreement. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term Interest Rate Cap Agreement shall be deemed to mean such Replacement Interest Rate Cap Agreement. The Interest Rate Cap Agreement shall contain each of the following:

            (a) Notional Amount. The notional amount of the Interest Rate Cap Agreement shall be equal to the Principal Amount;

            (b) Remaining Term. The remaining term of the Interest Rate Cap Agreement shall at all times extend through the end of the Interest Period in which the Maturity Date occurs as extended from time to time pursuant to this Agreement and the Loan Documents;

            (c) Parties. The Interest Rate Cap Agreement shall be issued by the Counterparty to Borrower and shall be pledged to Lender by Borrower in accordance with this Agreement;

            (d) Payment Stream. The Counterparty under the Interest Rate Cap Agreement shall be obligated to make a stream of payments, directly to the Collection Account (whether or not an Event of Default has occurred) from time to time equal to the product of (i) the notional amount of such Interest Rate Cap Agreement multiplied by (ii) the excess, if any, of the LIBOR over the

Strike Price;

            (e) Acknowledgment. The Counterparty under the Interest Rate Cap Agreement shall execute and deliver the Acknowledgment; and

            (f). Other. The Interest Rate Cap Agreement shall impose no material obligation on the beneficiary thereof (after payment of the acquisition cost) and shall be in all material respects satisfactory in form and substance to Lender.

            LAND shall have the meaning set forth in the Security Instrument.

            LATE PAYMENT CHARGE shall have the meaning set forth in Section
2.2.3.

            LEASE shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            LEGAL REQUIREMENTS shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

            LENDER shall have the meaning set forth in the first paragraph of this Agreement.

            LETTER OF CREDIT shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least sixty (60) days after the Maturity Date (the LC EXPIRATION DATE), in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) if the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or
(ii) as to (b) above, within twenty (20) days prior to the expiration date of said Letter of Credit.

            LIABILITY shall have the meaning set forth in Section 14.4.2(b).

            LIBOR shall have the meaning set forth in the Note.

            LIBOR MARGIN shall have the meaning set forth in the Note.

            LIBOR RATE shall have the meaning set forth in the Note.

            LICENSE shall have the meaning set forth in Section 4.1.23.

            LICENSE DATE shall mean the date upon which Manager becomes licensed as a real estate broker under the laws of the State of California.

            LIEN shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other similar liens and encumbrances.

            LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in the Note.

            LOAN shall mean the loan in the amount of $123,000,000 made by Lender to Borrower pursuant to this Agreement.

            LOAN DOCUMENTS shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of Third-Party Management Agreement, the Account Agreement, the Recourse Guaranty and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager.

            LOCKOUT RELEASE DATE shall have the meaning set forth in the Note.

            MANAGEMENT AGREEMENT shall mean the management agreement, dated as of the date hereof, pursuant to which the Manager is to provide management and other services with respect to the Property, together with the Third-Party Management Agreement until such time as the License Date under the Management Agreement occurs, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            MANAGEMENT FEE shall mean an amount equal to the property management fee payable to the Manager pursuant to the terms of the Management Agreement for base management services.

            MANAGER shall mean BREA Property Management of California L.L.C., a Delaware limited liability company, or such other Qualified Manager as now or hereafter becomes manager of the Property in accordance with the provisions hereof.

            MATERIAL ADVERSE EFFECT shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the business, profits, operations or financial condition of Borrower, or (iii) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower's obligations under the Loan Documents.

            MATERIAL ALTERATION shall mean any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding $5,000,000 with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property.

            MATURITY DATE shall have the meaning set forth in the Note.

            MATURITY DATE PAYMENT shall have the meaning set forth in the Note.

            MAXIMUM LEGAL RATE shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            MEMBER shall mean BRE/Park Place Mezzanine L.L.C., a Delaware limited liability company.

            MEZZANINE BORROWER shall mean BRE/Park Place Mezzanine L.L.C., a Delaware limited liability company.

            MEZZANINE LENDER shall mean German American Capital Corporation, a Maryland Corporation, as holder of the Mezzanine Loan, and its successors and assigns.

            MEZZANINE LOAN shall mean the $41,000,000 mezzanine loan from Mezzanine Lender to the Mezzanine Borrower that is evidenced and secured by the Mezzanine Loan Documents.

            MEZZANINE LOAN ACCOUNT shall mean the account named "BRE/Park Place Mezzanine L.L.C. f/b/o German American Capital Corporation, as secured party, Mezzanine Loan" (Account Number 181-687-5) at Harris Trust and Savings Bank.

            MEZZANINE LOAN AGREEMENT shall mean that certain Mezzanine Loan and Security Agreement, dated as of the date hereof, between Mezzanine Borrower, as borrower, and Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MEZZANINE LOAN DOCUMENTS shall mean, collectively, the Mezzanine Loan Agreement, the Mezzanine Note, the Account Agreement (Mezzanine), the Recourse Guaranty (Mezzanine), the Environmental Indemnity (Mezzanine) and the Pledge and any and all other agreements, instruments or documents executed by Mezzanine Borrower evidencing, securing or delivered in connection with the Mezzanine Loan and the transactions contemplated thereby, including, without limitation, officer's certificates.

            MEZZANINE NOTE shall mean, collectively, those two certain Mezzanine Notes, dated the date hereof, made by Mezzanine Borrower, as maker, in favor of Mezzanine Lender, as payee, in the principal amounts of $26,500,000 and $14,500,000, respectively, made by the Mezzanine Borrower in favor of Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            MONETARY DEFAULT shall mean a Default (i) that can be cured with the payment of money or (ii) arising pursuant to Section 17.1(a)(vi) or (vii).

            MONTHLY INSURANCE RESERVE AMOUNT shall have the meaning set forth in
Section 16.2.

            MONTHLY STRUCTURAL RESERVE AMOUNT shall have the meaning set forth in Section 16.3.

            MONTHLY TAX RESERVE AMOUNT shall have the meaning set forth in
Section 16.1.

            MONTHLY TI AND LEASING RESERVE AMOUNT shall have the meaning set forth in Section 16.4.1.

            MOODY'S shall mean Moody's Investors Service, Inc.

            NET OPERATING INCOME shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

            NEW LEASE shall have the meaning set forth in Section 8.8.1.

            NON-CONSOLIDATION OPINION shall have the meaning provided in Section 2.5.5(a).

            NON-DISTURBANCE AGREEMENT shall have the meaning set forth in
Section 8.8.9.

            NOTE shall mean that certain Note in the principal amount of One Hundred Twenty Three Million and 00/100 Dollars ($123,000,000), made by Borrower in favor of Lender as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            OBLIGATIONS shall have meaning set forth in the recitals of the Security Instrument.

            OFFICER'S CERTIFICATE shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property.

            OPERATING ASSET shall have the meaning set forth in the Security Instrument.

            OPERATING EXPENSES shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all expenses incurred in the immediately preceding twelve (12) month period based on quarterly financial statements delivered to Lender in accordance with Article XI, (ii) all payments required to be made pursuant to any REAs, (iii) property management fees in an amount equal to the greater of four percent (4%) of Operating Income and the management fees actually paid under the Management Agreement, (iv) administrative, payroll, security and general expenses for the Property, (v) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property,
(vi) a reasonable reserve for uncollectible accounts, (vii) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (viii) cost of attendance by employees at training and manpower development programs, (ix) association dues, (x) computer processing charges, (xi) operational equipment and other lease payments as reasonably approved by Lender, (xii) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes and insurance premiums and (xiii) all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

            OPERATING INCOME shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property as follows:

            (a) all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, occupancy agreements, REAs, concession agreements or other agreements relating to the Property;

            (b) business interruption insurance proceeds allocable to the applicable reporting period; and

            (c) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income attributable to the Property.

            Notwithstanding the foregoing, Operating Income shall not include
(a) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease prior to the date in which the Tenant thereunder has taken occupancy or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is an item of expense (such as payments for utilities paid directly to a utility company) and is otherwise excluded from the definition of Operating Expenses pursuant to clause "(6)" of the definition thereof, (e) security deposits received from Tenants until forfeited or applied, and (f) payments made to the Borrower under the Interest Rate Cap Agreement or any Replacement Interest Rate Cap Agreement. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

            OPINION OF COUNSEL shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.

            OTHER CHARGES shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease.

            OTHER TAXES shall have the meaning set forth in Section 2.4.3.

            PAYMENT DATE shall have the meaning set forth in the Note.

            PERMITTED DEBT shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instrument and the other Loan Documents; and (b) trade payables incurred in the ordinary course of Borrower's business, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), not to exceed $2,000,000 at any one time outstanding, payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of operating Borrower's business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP (as determined by the Independent Accountant), and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.

            PERMITTED ENCUMBRANCES shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, easements, encumbrances and other matters disclosed in the Title Policy and easements created pursuant to the exercise of rights pursuant to the terms of the REA or Air Rights Lease by any party thereto, (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or which arise after the date hereof and are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Article 7 hereof, (d) statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law in each case after the date hereof, which are incurred in the ordinary course of business for sums which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with
Article 7 hereof and (e) such other Liens as Lender and the applicable Rating Agencies may approve in writing in their sole discretion.

            PERMITTED INVESTMENTS shall have the meaning set forth in the Account Agreement.

            PERSON shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            PERSONAL PROPERTY shall have the meaning set forth in the granting clause of the Security Instrument.

            PHYSICAL CONDITIONS REPORT shall mean the structural engineering report with respect to the Property (i) prepared by an Independent Architect,
(ii) addressed to Lender or with respect to which Lender shall have received a reliance letter, (iii) prepared based on a scope of work determined by Lender in Lender's reasonable discretion, and (iv) in form and content acceptable to Lender in Lender's reasonable discretion, together with any amendments or supplements thereto.

            PLAN ASSETS shall have the meaning provided in Section 4.1.10(b).

            PLEDGE shall mean that certain Pledge and Security Agreement, dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender.

            PRINCIPAL AMOUNT shall have the meaning set forth in the Note.

            PROCEEDS shall have the meaning set forth in Section 6.2.2.

            PROCEEDS RESERVE ACCOUNT shall have the meaning set forth in Section 3.1.1.

            PROPERTY shall have the meaning set forth in the Security
Instrument.

            PROVIDED INFORMATION shall have the meaning set forth in Section 14.1.1.

            PURCHASE AGREEMENT shall have the meaning set forth in Section
2.5.12.

            QUALIFIED MANAGER shall mean (i) Manager, (ii) Third-Party Manager,
(iii) an Affiliate of Borrower Controlled by or under Common Control with one or more Guarantors, (iv) a reputable and experienced management organization which together with its Affiliates manages (excluding the Property) a minimum of 5,000,000 square feet of Class A office space (or mixed use buildings having Class A office space as the predominant component) located in major United States cities, provided that (in the case of this clause (iv) only) (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such Person, which consent shall not be unreasonably withheld or delayed and (b) after a Securitization, in addition to Lender's consent, which consent shall not be unreasonably withheld or delayed, Borrower shall have obtained a Rating Agency Confirmation or (v) any other manager as Lender shall approve in its sole and absolute discretion.

            RATE CAP COLLATERAL shall have the meaning set forth in Section 9.2.

            RATING AGENCIES shall mean (a) prior to a Securitization, each of S&P, Moody's and Fitch Ratings Inc. and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

            RATING AGENCY CONFIRMATION shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating

Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

            REAS shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, those certain agreements more specifically described on SCHEDULE IV.

            REA CHARGES shall mean all amounts payable by Borrower pursuant to the REAs.

            REA CHARGES RESERVE ACCOUNT shall have the meaning provided in
Section 3.1.1.

            REA CHARGES RESERVE AMOUNT shall have the meaning provided in
Section 16.5.

            REAL PROPERTY shall mean, collectively, the Land, the Improvements and the Appurtenances (as defined in the Security Instrument).

            RECOURSE GUARANTY shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Guarantor in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            RECOURSE GUARANTY (MEZZANINE) shall mean that certain Guaranty of Recourse Obligations of Mezzanine Borrower, dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            REGISTER shall have the meaning set forth in Section 15.4.

            REGULATORY CHANGE shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any written interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

            RELEVANT PORTIONS shall have the meaning set forth in Section 14.4.2(a).

            RENTS shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, lease termination payments, receipts, revenues, deposits

(including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

            REPLACEMENT INTEREST RATE CAP AGREEMENT shall mean an interest rate cap agreement from an Approved Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective as of (i) in connection with a replacement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty below "AA-" by S&P or the equivalent thereof by Moody's, the date required in Section 9.3(b) or (ii) in connection with a replacement related to an extension of the Maturity Date, the date required in Section 5(a)(ii) of the Note; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements, a Replacement Interest Rate Cap Agreement shall be such interest rate cap agreement approved in writing by Lender, and if the Loan or any portion thereof is included in a Securitization, each of the Rating Agencies with respect thereto.

            S&P shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

            SCHEDULED LEASE shall have the meaning set forth in Section
16.4.1(c).

            SECURITIES shall have the meaning set forth in Section 14.1.

            SECURITIES ACT shall have the meaning set forth in Section 14.4.1.

            SECURITIZATION shall have the meaning set forth in Section 14.1.

            SECURITY INSTRUMENT shall mean that certain first priority Deed of Trust, Security Agreement and Fixture Filing, Assignment of Leases, Rents, and Security Deposits, dated the date hereof, executed and delivered by Borrower to Lender and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            SERVICER shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender's agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, the Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

            SINGLE PURPOSE ENTITY shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, developing, using, operating and financing, directly, or, in the case of Member, indirectly, an ownership interest in the Property, (ii) does not engage in any business unrelated to the Property and the development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders,
(xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xvi) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xvii) maintains adequate capital in light of its contemplated business operations, and (xviii) has and will continue to have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which has been approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) independent directors (which independent directors must satisfy the criteria set forth in the definition of "Independent Manager" herein) and
(b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the independent directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity, (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest
(a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar

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

official for the benefit of the creditors of such Person or all or any portion of such Person's properties, or (b) take any action that may be reasonably likely to cause such Person to become insolvent, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, and (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it.

            SPECIAL TAXES shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding (i) in the case of any Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender's net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which such Lender is organized or maintains its principal office or a lending office or (ii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office).

            STANDARD FORM OF LEASE shall have the meaning set forth in Section 8.8.2(a).

            STATE shall mean the State in which the Property or any part thereof is located.

            STRIKE PRICE shall mean 6.9375% per annum.

            STRUCTURAL RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

            STRUCTURAL RESERVE AMOUNT shall have the meaning set forth in
Section 16.3(a).

            SUB-ACCOUNT(S) shall have the meaning set forth in Section 3.1.1.

            SURVEY shall mean a survey of the Real Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

            TAKING shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

            TAX RESERVE ACCOUNT shall have the meaning set forth in Section
3.1.1.

            TAX RESERVE AMOUNT shall have the meaning set forth in Section 16.1.

            TENANT shall mean any Person leasing, subleasing or otherwise occupying any portion of the Real Property, other than the Manager and its employees, agents and assigns.

            THIRD-PARTY MANAGER shall mean CB Richard Ellis, Inc.

            THIRD-PARTY MANAGEMENT AGREEMENT shall mean that certain management agreement between Borrower and Third-Party Manager dated the date hereof.

            THRESHOLD AMOUNT shall mean an amount equal to $5,000,000.

            TI AND LEASING COSTS shall have the meaning set forth in Section
16.4.

            TI AND LEASING RESERVE ACCOUNT shall have the meaning set forth in
Section 3.1.1.

            TI AND LEASING RESERVE AMOUNT shall have the meaning set forth in
Section 16.4.1(a).

            TI AND LEASING RESERVE INITIAL AMOUNT shall have the meaning set forth in Section 16.4.1(a).

            TITLE COMPANY shall mean Chicago Title Insurance Company.

            TITLE POLICY shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company with respect to the Property and insuring the lien of the Security Instrument.

            TOTAL LOSS shall mean (i) a casualty, damage or destruction of the Property, which, in the reasonable judgment of Lender, (A) involves an actual or constructive loss of more than thirty percent (30%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) results in the cancellation of leases comprising more than thirty percent (30%) of the rentable area of the Property, and in either case with respect to which Borrower is not required under the Leases to apply Proceeds to the restoration of the Property or (ii) a permanent Taking which, in the reasonable judgment of Lender,
(A) involves an actual or constructive loss of more than fifteen percent (15%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) renders untenantable either more than fifteen percent (15%) of the rentable area of the Property, or (iii) a casualty, damage, destruction or Taking that affects so much of the Property such that it would be impracticable, in Lender's reasonable discretion, even after restoration, to operate the Property as an economically viable whole.

            TRANSFER shall mean directly or indirectly (other than pursuant to the Loan Documents and the Mezzanine Loan Documents) sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

            UCC or UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the State.

            UNDERWRITER GROUP shall have the meaning set forth in Section 14.4.2(b).

            U.S. GOVERNMENT OBLIGATIONS shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an "r" highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

            WORK shall have the meaning provided in Section 6.2.4(a).

            SECTION 1.2 PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

            II. GENERAL TERMS

            SECTION 2.1 LOAN; DISBURSEMENT TO BORROWER.

                  2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

                  2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

                  2.1.3 THE NOTE, SECURITY INSTRUMENT AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

                  2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to (a) purchase the Property, (b) pay all past-due Operating Expenses, if any, in respect of the Property, (c) pay costs and expenses incurred in connection with the closing of the Loan and the acquisition of the Property, (d) make deposits into the Sub-Accounts as required hereunder and (e) distribute the balance, if any, to Borrower.

            SECTION 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

                  2.2.1 PAYMENT OF PRINCIPAL AND INTEREST.

                  (i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Note.

                  (ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire then outstanding balance of the Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence (but only during the continuance) of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening (but only during the continuance) of any Event of Default.

                  2.2.2 METHOD AND PLACE OF PAYMENT.

            (a) On each Payment Date, Borrower shall pay to Lender interest accruing pursuant to the Note for the entire Interest Period during which said Payment Date shall occur.

            (b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

            (c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

                  2.2.3 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate (the LATE PAYMENT CHARGE) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

                  2.2.4 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

            SECTION 2.3 PREPAYMENTS.

                  2.3.1 PREPAYMENTS. No prepayments of the Indebtedness shall be permitted except as set forth in Section 4 of the Note.

                  2.3.2 PREPAYMENTS AFTER EVENT OF DEFAULT. If, following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if the Loan had not been repaid on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Borrower, and (c) Borrower shall pay, in addition to the Indebtedness, in the event the payment occurs during the Lockout Period, the Liquidated Damages Amount.

                  2.3.3 RELEASE OF PROPERTY. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral and the Rate Cap Collateral and (ii) the Security Instrument on the Property or assign it, in whole or in part, to a new lender. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such property for execution by Lender. Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

            SECTION 2.4 REGULATORY CHANGE; TAXES.

                  2.4.1 INCREASED COSTS. If as a result of any Regulatory Change or required compliance of Lender therewith, the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to
(i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding taxation of the overall net income of Lender or the company Controlling Lender and taxes covered by Subsections 2.4.2, 2.4.3 and 2.4.4 below); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called INCREASED COSTS), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender's written request such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.4.1, Borrower may, by notice to Lender, require that Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

                  2.4.2 SPECIAL TAXES. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  2.4.3 OTHER TAXES. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as OTHER TAXES).

                  2.4.4 INDEMNITY. Borrower shall indemnify Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor. Borrower shall not, however, be required to pay any additional amounts under this Section 2.4 or otherwise indemnify Lender for Special Taxes, other Taxes or Increased Costs to the extent such indemnification obligations result from a Foreign Lender's failure to comply with Subsection
2.4.6 below.

                  2.4.5 CHANGE OF OFFICE. To the extent that changing the jurisdiction of Lender's applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be materially disadvantageous to Lender.

                  2.4.6 TAX EXEMPTIONS AND REDUCTIONS. Any Foreign Lender that is entitled to an exemption from or reduced rate of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to Borrower within 10 days after the Closing Date (or in the case of an assignee, on or before the date such assignee becomes a party to this Agreement) such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  2.4.7 SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

            SECTION 2.5 CONDITIONS PRECEDENT TO CLOSING.

            The obligation of Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

                  2.5.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

                  2.5.2 DELIVERY OF LOAN DOCUMENTS; TITLE POLICY; REPORTS;
LEASES.

            (a) LOAN DOCUMENTS. Lender shall have received an original copy of this Agreement, the Note and all of the other Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Borrower and any other parties thereto.

            (b) SECURITY INSTRUMENT, ASSIGNMENT OF LEASES. Lender shall have received evidence that original counterparts of the Security Instrument and Assignment of Leases, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Lender, upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

            (c) UCC FINANCING STATEMENTS. Lender shall have received evidence that the UCC financing statements relating to the Security Instrument and this Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

            (d) TITLE INSURANCE. Lender shall have received a Title Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Security Instrument creates a valid, first priority Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain the endorsements and affirmative coverages set forth on EXHIBIT A and such additional endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Policy have been paid.

            (e) SURVEY. Lender shall have received a current Survey for the Property, containing the survey certification attached hereto as EXHIBIT B. Such Survey shall reflect the same legal description contained in the Title Policy referred to in clause (d) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the Survey and the surveyor shall provide a certification for such Survey in form and substance acceptable to Lender.

            (f) INSURANCE. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

            (g) ENVIRONMENTAL REPORTS. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

            (h) ZONING. Lender shall have received (i) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws acceptable to Lender or (ii) an ALTA 3.1 zoning endorsement for the Title Policy.

            (i) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                  2.5.3 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

                  2.5.4 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Lender copies certified by an Officer's Certificate, of all organizational documentation related to Borrower, Guarantor, Member and certain of its Affiliates as have been requested by Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower, Guarantor, Member and such Affiliates, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. Each of the organizational documents of Borrower and Member shall contain the language set forth in EXHIBIT C.

                  2.5.5 OPINIONS OF BORROWER'S COUNSEL.

            (a) Lender shall have received the Non-Consolidation Opinion in the form of EXHIBIT E (the NON-CONSOLIDATION OPINION).

            (b) Lender shall have received the Opinion of Counsel in the form attached hereto as EXHIBIT D.

            (c) Lender shall have received from Counterparty the Counterparty Opinion in the form of EXHIBIT F.

                  2.5.6 BUDGETS. Borrower shall have delivered the Annual Budget for the current Fiscal Year which Annual Budget shall be reasonably acceptable to Lender and shall be certified by an Officer's Certificate.

                  2.5.7 COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

                  2.5.8 PAYMENTS. All payments, deposits or escrows, if any, required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

                  2.5.9 INTEREST RATE CAP AGREEMENT. Lender shall have received the original Interest Rate Cap Agreement which shall be in form and substance satisfactory to Lender and an original counterpart of the Acknowledgment executed and delivered by the Counterparty.

                  2.5.10 ACCOUNT AGREEMENT. Lender shall have received the original of the Account Agreement executed by each of Cash Management Bank and Borrower.

                  2.5.11 ASSIGNMENT OF MANAGEMENT AGREEMENT. Lender shall have received the original of the Assignment of Management Agreement executed by each of Borrower and Manager and the original of the Assignment of Third-Party Management Agreement executed by each of Borrower and Third-Party Manager.

                  2.5.12 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, substantially in form attached to the Agreement of Purchase and Sale, dated July 10, 2002, between Jamboree LLC and Borrower with respect to the Property (as heretofore amended, the PURCHASE AGREEMENT) from the following Tenants or such other threshold of required Tenants as may be approved by Lender (i) the Tenants listed on SCHEDULE V, and (ii) Tenants representing seventy-five percent (75%) of the net rentable square feet of space at the Property (excluding the space leased by the Tenants listed on SCHEDULE
V).

                  2.5.13 PURCHASE AGREEMENT. Lender shall have received a certified copy of the Purchase Agreement and all amendments and modifications thereto.

                  2.5.14 RECIPROCAL EASEMENT AGREEMENT ESTOPPELS. Borrower shall have delivered to the owner of the Development Parcel (as defined in the REA) a reciprocal easement agreement estoppel letter in the form attached as EXHIBIT H.

                  2.5.15 [RESERVED]

                  2.5.16 INDEPENDENT MANAGER/MEMBER CERTIFICATE. Lender shall have received an executed Independent Manager/Member certificate substantially in the form attached as EXHIBIT P from each of the Independent Managers/Members.

                  2.5.17 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

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

                  2.5.18 MATERIAL ADVERSE EFFECT. No event or condition shall have occurred since the date of Borrower's most recent financial statements previously delivered to Lender which has or may have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property, the Leases, and all other features of the transaction shall be as represented to Lender without material adverse change. None of Borrower nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

                  2.5.19 LEASES AND RENT ROLL. Lender shall have received copies of all Leases, certified as requested by Lender. Lender shall have received a current certified rent roll of the Property.

                  2.5.20 RESERVED.

                  2.5.21 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

                  2.5.22 PHYSICAL CONDITIONS REPORT. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be satisfactory in form and substance to Lender.

                  2.5.23 MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Management Agreement and the Third-Party Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

                  2.5.24 APPRAISAL. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

                  2.5.25 FINANCIAL STATEMENTS. Lender shall have received certified copies of financial statements with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender.

                  2.5.26 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

            III. CASH MANAGEMENT

            SECTION 3.1 CASH MANAGEMENT.

                  3.1.1 ESTABLISHMENT OF ACCOUNTS. Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement, it has established with Cash Management Bank, in the name of Lender, as secured party, for Borrower, the collection account (the COLLECTION ACCOUNT), which has been established as a deposit account, and the holding account (the HOLDING ACCOUNT), which has been established as a securities account. Both the Collection Account and the Holding Account and each sub-account of either such account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement, Borrower shall irrevocably instruct and authorize Cash Management Bank to disregard any and all orders for withdrawal from the Collection Account or the Holding Account made by, or at the direction of, Borrower other than to transfer all amounts on deposit in the Collection Account on a daily basis to the Holding Account. Pursuant to the Account Agreement, Cash Management Bank on a daily basis shall transfer all collected and available funds as determined by Cash Management Bank's then current funds availability schedule received in the Collection Account to the Holding Account. Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement shall not be amended or modified without the prior written consent of Lender (which consent Lender may grant or withhold in its sole discretion). In recognition of Lender's security interest in the funds deposited into the Collection Account and the Holding Account, Borrower shall identify both the Collection Account and the Holding Account with the name of Lender, as secured party. The Collection Account shall be named as follows: "BRE/Park Place L.L.C. f/b/o German American Capital Corporation, as secured party Collection Account" (Account Number 181-675-0). The Holding Account shall be named as follows: "BRE/Park Place L.L.C. f/b/o German American Capital Corporation, as secured party Holding Account" (Account Number 181-676-8). Borrower confirms that it has established with Cash Management Bank the following sub-accounts of the Holding Account (each, a SUB-ACCOUNT and, collectively, the SUB-ACCOUNTS and together with the Holding Account and the Collection Account, the COLLATERAL ACCOUNTS), which (i) may be ledger or book entry sub-accounts and need not be actual sub-accounts,
(ii) shall each be linked to the Holding Account, (iii) shall each be a "Securities Account" pursuant to Article 8 of the UCC and (iv) shall each be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement:

            (a) a sub-account for the retention of Account Collateral in respect of Debt Service on the Loan with the account number 181-677-6 (the DEBT SERVICE RESERVE ACCOUNT);

            (b) a sub-account for the retention of Account Collateral in respect of REA Charges for the Property with account number 181-678-4 (the REA CHARGES RESERVE ACCOUNT);

            (c) a sub-account for the retention of Account Collateral in respect of Impositions and Other Charges for the Property with the account number 181-679-2 (the TAX RESERVE ACCOUNT);

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

            (d) a sub-account for the retention of Account Collateral in respect of insurance premiums for the Property with the account number 181-680-0 (the INSURANCE RESERVE ACCOUNT);

            (e) a sub-account for the retention of Account Collateral in respect of reserves for capital improvements to the Property with the account number 181-682-6 (the STRUCTURAL RESERVE ACCOUNT);

            (f) a sub-account for the retention of Account Collateral in respect of reserves for tenant improvements and leasing commissions with the account number 181-683-4 (the TI AND LEASING RESERVE ACCOUNT);

            (g) a sub-account for the retention of Account Collateral in respect of Proceeds as more fully set forth in Section 6.2 with the account number 181-684-2 (the PROCEEDS RESERVE ACCOUNT); and

            (h) a sub-account for the retention of Account Collateral in respect of reserves relating to certain deferred maintenance items with the account number 181-686-7 (the DEFERRED MAINTENANCE RESERVE ACCOUNT).

                  3.1.2 PLEDGE OF ACCOUNT COLLATERAL. To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the ACCOUNT COLLATERAL):

            (a) the Collateral Accounts and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts;

            (b) any and all amounts invested in Permitted Investments;

            (c) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts; and

            (d) to the extent not covered by clauses (a), (b) or (c) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

            In addition to the rights and remedies herein set forth, Lender shall have all of the rights and remedies with respect to the Account Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

            This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

                  3.1.3 MAINTENANCE OF COLLATERAL ACCOUNTS.

            (a) Borrower agrees that the Collection Account is and shall be maintained (i) as a "deposit account" (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over the Collection Account and (iii) such that neither the Borrower nor Manager shall have any right of withdrawal from the Collection Account and, except as provided herein, no Account Collateral shall be released to the Borrower or Manager from the Collection Account. Without limiting the Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Collection Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion. Cash Management Bank shall comply with the instructions of Lender directing depository of funds in their Collection Account without further consent of Borrower or any other Person.

            (b) Borrower agrees that each of the Holding Account and the Sub-Accounts is and shall be maintained (i) as a "securities account" (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Holding Account and any Sub-Account thereof, (iii) such that neither Borrower nor Manager shall have any right of withdrawal from the Holding Account or the Sub-Accounts and, except as provided herein, no Account Collateral shall be released to Borrower from the Holding Account or the Sub-Accounts, (iv) in such a manner that the Cash Management Bank shall agree to treat all property credited to the Holding Account or the Sub-Accounts as "financial assets" (within the meaning of Section 102(a)(9) of the UCC) and (v) such that all securities or other property underlying any financial assets credited to the Collateral Accounts shall be registered in the name of Cash Management Bank, indorsed to Cash Management Bank or in blank or credited to another securities account maintained in the name of Cash Management Bank and in no case will any financial asset credited to the Collateral Accounts be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to Cash Management Bank or in blank. Without limiting Borrower's obligations under the immediately preceding sentence, Borrower shall only establish and maintain the Holding Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement or in such other form acceptable to Lender in its sole discretion. Cash Management Bank shall comply with "all entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender without further consent by Borrower or any other party.

                  3.1.4 ELIGIBLE ACCOUNTS. The Collateral Accounts shall be Eligible Accounts. The Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement. Borrower shall be the beneficial owner of the Collateral Accounts for federal income tax purposes and shall report all income on the Collateral Accounts.

                  3.1.5 DEPOSITS INTO SUB-ACCOUNTS. On the date hereof, Borrower has deposited the following amounts into the Sub-Accounts:

                  (i) $0 into the Debt Service Reserve Account;

                  (ii) $0 into the REA Charges Reserve Account;

                  (iii) $434,000 into the Tax Reserve Account;

                  (iv) $1,725,444 into the Insurance Reserve Account;

                  (v) $0.00 into the Structural Reserve Account;

                  (vi) $4,208,747.81 into the TI and Leasing Reserve Account;

                  (vii) $323,380 into the TI and Leasing Reserve Account (with respect to prepaid rent);

                  (viii) $1,172,739 into the Deferred Maintenance Reserve Account; and

                  (ix) $0 into the Proceeds Reserve Account.

                  3.1.6 MONTHLY FUNDING OF SUB-ACCOUNTS. Borrower hereby irrevocably authorizes Lender to transfer (and, pursuant to the Account Agreement shall irrevocably authorize Cash Management Bank to execute any corresponding instructions of Lender), and Lender shall transfer, from the Holding Account by 11:00 a.m. New York time commencing on the tenth (10th) calendar day of each calendar month (and, if such day is not a Business Day, then on the immediately preceding Business Day) and continuing on each Business Day thereafter until the ninth (9th) calendar day of the next succeeding calendar month (or if such day is not a Business Day, the immediately preceding Business Day), or as soon thereafter as sufficient funds are in the Holding Account to make the applicable transfers, commencing on the Closing Date, funds in the following amounts and in the following order of priority:

            (a) funds in an amount equal to the Monthly Tax Reserve Amount and any other amounts required pursuant to Section 16.1 for the Payment Date on or following the date on which the transfer from the Holding Account is made and transfer the same to the Tax Reserve Account;

            (b) funds in an amount equal to the Monthly Insurance Reserve Amount and any other amounts required pursuant to Section 16.2 for the Payment Date on or following the date on which the transfer from the Holding Account is made and transfer the same to the Insurance Reserve Account;

            (c) funds in an amount equal to the REA Charges Reserve Amount and any other amounts required pursuant to Section 16.5 payable for the Payment Date on or following the date on which the transfer from the Holding Account is made and transfer the same to the REA Charges Account;

            (d) funds in an amount equal to the amount of Debt Service due on the Payment Date for the Payment Date on or following the date on which the transfer from the Holding Account is made and transfer the same to the Debt Service Reserve Account;

            (e) funds in an amount equal to the Monthly Structural Reserve Amount for the Payment Date on or following the date on which the transfer from the Holding Account is made and transfer the same to the Structural Reserve Account;

            (f) funds in an amount equal to the Monthly TI and Leasing Reserve Amount for the month in which the transfer from the Holding Account is made and transfer the same to the TI and Leasing Reserve Account;

            (g) funds in an amount equal to the balance (if any) remaining or deposited in the Holding Account after the foregoing deposits (such remainder being hereinafter referred to as EXCESS CASH FLOW) and provided no Event of Default shall have occurred and is then continuing, transfer any Excess Cash Flow to (i) the Mezzanine Loan Account, or (ii) following the repayment in full and discharge of the Mezzanine Loan, the Borrower's Account;

            (h) If Lender shall reasonably determine that there will be insufficient amounts in the Holding Account to make any of the transfers pursuant to this Section 3.1.6 inclusive on the date required hereunder, Lender shall provide notice to Borrower of such insufficiency (except that in no event shall Lender be required to notify Borrower of any deficiency in the Debt Service Reserve Account, such deficiency on any Payment Date being an Event of Default) and, within five (5) Business Days after receipt of said notice, Borrower shall deposit into the Holding Account an amount equal to the shortfall of available funds in the Holding Account taking into account any funds which accumulate in the Holding Account during such five (5) Business Day period. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, Borrower shall not be deemed to be in default hereunder or thereunder in the event funds sufficient for a required transfer are held in the Holding Account or an appropriate Sub-Account and Lender or Cash

Management Bank fails to timely make any transfer from such Sub-Account as contemplated by this Agreement; and

            (i) Notwithstanding anything to the contrary contained herein or in the Security Instrument and except as otherwise provided in the last sentence of
Section 3.1.6(h), to the extent that Borrower shall fail to pay any mortgage recording tax, costs, expenses or other amounts pursuant to Section 19.12 of this Agreement within the time period set forth therein, Lender shall have the right, at any time, upon notice to Borrower, to withdraw from the Holding Account, an amount equal to such unpaid taxes, costs, expenses and/or other amounts and pay such amounts to the Person(s) entitled thereto.

                  3.1.7 PAYMENTS FROM SUB-ACCOUNTS. Borrower irrevocably authorizes Lender to make and, provided no Event of Default shall have occurred and be continuing, Lender hereby agrees to make, the following payments from the Sub-Accounts to the extent of the monies on deposit therefor:

                  (i) funds from the Tax Reserve Account to Lender sufficient to permit Lender to pay (A) Impositions and (B) Other Charges, in accordance with
Section 16.1 hereof, and Lender shall so pay such funds to the Governmental Authority having the right to receive such funds (subject to Borrower's right to contest pursuant to Section 7.3 hereof);

                  (ii) funds from the Insurance Reserve Account to Lender sufficient to permit Lender to pay insurance premiums for the insurance required to be maintained pursuant to the terms of this Agreement and the Security Instrument, in accordance with Section 16.2 hereof, and Lender shall so pay such funds to the insurance company having the right to receive such funds;

                  (iii) funds from the REA Charges Reserve Account to Lender sufficient to permit Lender to pay REA Charges as certified by Borrower from time to time or otherwise set forth in the Annual Budget, in accordance with
Section 16.5 hereof, and Lender shall so pay such funds to the Person having the right to receive such funds;

                  (iv) funds from the Debt Service Reserve Account to Lender sufficient to pay Debt Service on each Payment Date, and Lender, on each Payment Date, shall apply such funds to the payment of the Debt Service payable on such Payment Date;

                  (v) upon request of Borrower in accordance with Section 16.4 hereof, within 15 Business Days of Borrower's request, but in any event no more frequently than once in any calendar month, funds from the TI and Leasing Reserve Account to the Borrower's Account to pay for TI and Leasing Costs;

                  (vi) no more frequently than once in any calendar month, and provided Borrower shall have complied with the procedures set forth in Section 16.6, funds from the Deferred Maintenance Reserve Account to the Borrower's Account to pay for certain deferred maintenance items;

                  (vii) no more frequently than once in any calendar month, funds from the Structural Reserve Account to the Borrower's Account funds to reimburse Borrower or to pay for the cost of capital improvements to the Property; and

                  (viii) funds from the Proceeds Account to be applied or disbursed to the appropriate Person in accordance with Section 6.2 hereof.

                  3.1.8 CASH MANAGEMENT BANK.

            (a) Without cost to Borrower, Lender shall have the right to replace the Cash Management Bank with any other financial institution reasonably satisfactory to Borrower, which will promptly execute and deliver to Lender (with a copy to the Mezzanine Lender) an Account Agreement (and Borrower shall reasonably cooperate with Lender in connection with such transfer) in the event that (i) the Cash Management Bank fails, in any material respect, to comply with the Account Agreement or (ii) the Cash Management Bank named herein is no longer the Cash Management Bank, or (iii) the Cash Management Bank is no longer an Approved Bank.

            (b) During the term of the Loan, so long as no Event of Default shall have occurred and is continuing, at its sole cost and expense, Borrower shall have the right to replace the Cash Management Bank with any other financial institution that is an Approved Bank provided such institution shall execute and deliver to Lender (with a copy to Mezzanine Lender) the Account Agreement (and Lender shall reasonably cooperate with Borrower in connection with such transfer). Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to replace Cash Management Bank at any time, upon notice to Borrower.

                  3.1.9 BORROWER'S ACCOUNT REPRESENTATIONS. Borrower represents, warrants and covenants that (i) as of the date hereof, Borrower has directed all Tenants under the Leases and the manager under the REAs to mail all checks or wire all funds with respect to all payments due under the Leases and the REAs directly into the Collection Account pursuant to a letter substantially in the form attached hereto as EXHIBIT M, (ii) Borrower shall deliver a letter substantially in the form of EXHIBIT M to Tenants under all Leases entered into after the date hereof, (iii) Borrower shall cause Manager to deposit all amounts received from Tenants or pursuant to the REA directly into the Collection Account within two (2) Business Days after receipt by Manager, (iv) Borrower shall cause Manager to deposit all amounts payable to Borrower pursuant to the Management Agreement directly into the Collection Account, (v) Borrower shall pay or cause to be paid all Rents, Cash and Cash Equivalents or other items of Operating Income not covered by the preceding clauses (i) through (iv) within two (2) Business Days after receipt thereof directly into the relevant Collection Account, (vi) there are no accounts other than the Collection Account maintained by Borrower or any other Person with respect to the collection of Rents and, so long as the Loan shall be outstanding, neither Borrower nor any other Person shall open any other operating accounts with respect to the collection of Rents, except for the Collateral Accounts. The foregoing shall not prohibit Borrower or Manager from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to the Borrower's Account pursuant to Section 3.1.6 or otherwise deposited into such separate accounts by Borrower or Manager in connection with the operation and management of the Property (to the extent not required to be deposited into the Collection Account pursuant to the preceding sentence). So long as the Note shall be outstanding, neither Borrower nor any other Person shall open any other operating accounts with respect to the Property. Borrower hereby agrees that all amounts required to be deposited in the Collection Account and/or the Holding Account and received by Borrower or any of its Affiliates shall be deposited within two (2) Business Days of Borrower's receipt thereof, or after the occurrence and during the continuance of an Event of Default immediately, into the Collection Account. Until so deposited, any such amounts held by Borrower or Manager shall be deemed to be Account Collateral and shall be held in trust by it for the benefit, and as the property, of Lender and shall not be commingled with any other funds or property of Borrower or Manager.

                  3.1.10 ACCOUNT COLLATERAL AND REMEDIES.

            (a) Upon the occurrence and continuance of an Event of Default, without additional notice from Lender to Borrower, (i) Lender may, in addition to and not in limitation of Lender's other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts as Lender shall determine in its sole and absolute discretion to pay any Obligations, Operating Expenses and/or capital expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Holding Account or applicable Sub-Accounts, (iii) all transfers to the Mezzanine Loan Account pursuant to Section 3.1.6 shall immediately cease, and (iv) Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts to which they relate or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Account Collateral or to preserve the value of the Account Collateral.

            (b) Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender incurred in connection therewith shall be paid by Borrower as provided in Section 5.1.16.

            (c) Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Account Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Account Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

                  3.1.11 TRANSFERS AND OTHER LIENS. Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender, under this Agreement.

                  3.1.12 REASONABLE CARE. Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Lender's or its Affiliate's, agent's, employee's or bailee's gross negligence or willful misconduct. In no event shall Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Lender's reasonable control or for indirect, special or consequential damages except to the extent of Lender's or its Affiliate's agent's, employee's or bailee's gross negligence or willful misconduct. Notwithstanding the foregoing, Borrower acknowledges and agrees that (i) Lender does not have custody of the Account Collateral, (ii) Cash Management Bank has custody of the Account Collateral, (iii) Cash Management Bank was chosen by Borrower and (iv) Lender has no obligation or duty to supervise Cash Management Bank or to see to the safe custody of the Account Collateral.

                  3.1.13 LENDER'S LIABILITY.

            (a) Lender shall be responsible for the performance only of such duties with respect to the Account Collateral as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents, and no other duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection with the transactions contemplated hereby with respect to the Account Collateral except as such may be caused by the gross negligence or willful misconduct of Lender, its employees, officers, agents, Affiliates or bailees.

            (b) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

                  3.1.14 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Borrower shall be entitled to the return, upon its request, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the Account Collateral.

            IV. REPRESENTATIONS AND WARRANTIES

            SECTION 4.1 BORROWER REPRESENTATIONS.

            Borrower represents and warrants as of the Closing Date that:

                  4.1.1 ORGANIZATION. Each of Borrower, Manager, Member and Guarantor has been duly organized and is validly existing and in good standing pursuant to the laws of the state of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Manager, Member and Guarantor has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Borrower, Manager, Member and Guarantor possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except that Manager has not yet obtained a real estate brokerage license in California), and the sole business of Borrower is the management and operation of the Property. The organizational structure of Borrower is accurately depicted by the schematic diagram attached hereto as EXHIBIT K. Borrower shall not itself, and shall not permit any Member to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender 30 days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Lender.

                  4.1.2 PROCEEDINGS. Each of Borrower, Manager, Member and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower, Manager, Member and Guarantor, as applicable, and constitute legal, valid and binding obligations of Borrower, Manager, Member and Guarantor, enforceable against Borrower, Manager, Member and Guarantor, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Manager, Member and Guarantor, as applicable, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower, Manager, Member or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower, Manager, Member or Guarantor is a party or by which any of Borrower's, Manager's, Member's or Guarantor's property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, Manager, Member or Guarantor or any of Borrower's, Manager's, Member's or Guarantor's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower, Manager, Member or Guarantor of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

                  4.1.4 LITIGATION. Except as set forth on SCHEDULE II attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's knowledge, threatened in writing against or affecting Borrower, Manager, Member or the Property. The actions, suits or proceedings identified on
SCHEDULE II, if determined against Borrower, Manager or Member or the Property, would not be reasonably likely to materially and adversely affect the condition (financial or otherwise) or business of Borrower, Manager or Member or the condition or operation of the Property. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower's knowledge, threatened in writing against or affecting any Guarantor which would materially and adversely affect the condition (financial or otherwise) or business of any Guarantor.

                  4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect Borrower or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

                  4.1.6 TITLE. Borrower has good, marketable and insurable fee simple title to the Land and the Improvements, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good and marketable title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To the best of Borrower's knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will have a Material Adverse Effect or materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due or (ii) the use or operation of the Property as the same is being used or operated as of the Closing Date. Subject to permitted transactions under Article VIII, Borrower will preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

                  4.1.7 NO BANKRUPTCY FILING. None of Borrower, Member, Manager or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Member, Borrower, Manager or Guarantor.

                  4.1.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed which would have a Material Adverse Effect.

                  4.1.9 ALL PROPERTY. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower or (ii) used in the operation of the business located on the Property, other than items owned or leased by Manager, Tenants or third party service providers.

                  4.1.10 NO PLAN ASSETS.

            (a) Borrower does not maintain an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA; and

            (b) Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA. Subject to Title I of ERISA, none of the assets of Borrower constitutes or will during any period when the Loan remains outstanding constitute plan assets of one or more such plans within the meaning of 29 C.F.R.
Section 2510.3-101 (PLAN ASSETS) and Borrower is not a "governmental plan" (within the meaning of Section 3(32) of ERISA) nor is Borrower subject to state statutes and fiduciary obligations that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect which prohibit or otherwise restrict the transactions contemplated by this Agreement.

                  4.1.11 COMPLIANCE. Borrower and the Property and, to the best of Borrower's knowledge, the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To the best of Borrower's knowledge, Borrower is not in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower's knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

                  4.1.12 FINANCIAL INFORMATION. All financial data including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Borrower to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and likely to have a Material Adverse Effect on the operation of the Property for office and ancillary retail purposes. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

                  4.1.13 TAKINGS. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

                  4.1.14 FEDERAL RESERVE REGULATIONS. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. As of the Closing Date, Borrower does not own any "margin stock."

                  4.1.15 UTILITIES AND PUBLIC ACCESS. Pursuant to easements granted in the REAs, the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its present uses. Except as set forth in the Title Policy and the survey of the Property, all utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property or in recorded easements serving the Property and such easements are set forth in and insured by the Title Policy. To Borrower's knowledge, all roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

                  4.1.16 NOT A FOREIGN PERSON. Borrower is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

                  4.1.17 SEPARATE LOTS. The Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

                  4.1.18 ASSESSMENTS. To the best of Borrower's knowledge (i) there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property except for assessments under the REAs for Common Area Operating Costs (as defined therein) and (ii) there are no contemplated improvements to the Property that may result in such special or other assessments that would have a Material Adverse Effect.

                  4.1.19 ENFORCEABILITY. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

                  4.1.20 NO PRIOR ASSIGNMENT. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

                  4.1.21 INSURANCE. Borrower has obtained and has delivered to Lender certified copies or originals of all insurance Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower's knowledge no Person has, done by act or omission anything which would impair the coverage of any such Policy.

                  4.1.22 USE OF PROPERTY. The Property is used exclusively for office and ancillary retail purposes and other appurtenant and related uses.

                  4.1.23 CERTIFICATE OF OCCUPANCY; LICENSES. To the best of Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for office and ancillary retail purposes (collectively, the LICENSES), have been obtained and are in full force and effect. Borrower shall keep and maintain, or shall cause Manager to keep and maintain, all Licenses necessary for the operation of the Property for office and ancillary retail purposes. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

                  4.1.24 FLOOD ZONE. None of the Improvements (including any recreational areas) on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

                  4.1.25 PHYSICAL CONDITION. To the best of Borrower's knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the best of Borrower's knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

                  4.1.26 BOUNDARIES. To the best of Borrower's knowledge in reliance on the Survey, and except as may be depicted on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to have a materially adverse affect on the value or marketability of the Property except those which are insured against by the Title Policy.

                  4.1.27 LEASES. The Property is not subject to any Leases other than the Leases described in the certified rent roll delivered in connection with the origination of the Loan and the Air Rights Lease. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or the REAs. The current Leases are in full force and effect and to Borrower's knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Lender or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan or as otherwise set forth on SCHEDULE VIII) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan or as otherwise set forth on SCHEDULE VI attached hereto. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. Other than the right to purchase the Air Rights Parcel as contained in the Air Rights Lease, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

                  4.1.28 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower and the granting and recording of the Security Instrument and the UCCs have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid, and, under current Legal Requirements, the Security Instrument is enforceable against Borrower in accordance with its terms by Lender (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  4.1.29 SINGLE PURPOSE ENTITY/SEPARATENESS.

            (a) Until the Indebtedness has been paid in full, Borrower hereby represents, warrants and covenants that each of Borrower and Member is, shall be, and shall continue to be, a Single Purpose Entity.

            (b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (an ADDITIONAL NON-CONSOLIDATION OPINION), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower and Member have complied and will comply in all material respects with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Borrower and Member will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply in all material respects with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

                  4.1.30 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an Affiliate of Borrower. Third-Party Manager is not an Affiliate of Borrower.

                  4.1.31 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

                  4.1.32 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All financial statements and rent rolls submitted by Borrower in connection with the Loan are accurate, complete and correct in all material respects. All other written information, reports, certificates and other documents submitted by Borrower to Lender in connection with the Loan are, to the best of Borrower's knowledge, accurate, complete and correct in all material respects. Except with respect to such representations and warranties contained in this Agreement or in any other Loan Document which are qualified as being made to the best of Borrower's knowledge, all representations and warranties made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change presently known to Borrower in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact known to Borrower that is likely to cause any representation or warranty made herein to be materially misleading.

                  4.1.33 TAX FILINGS. Borrower has filed (or has obtained effective extensions for filing) all material federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all material federal, state and local taxes, charges and assessments payable by Borrower.

                  4.1.34 SOLVENCY/FRAUDULENT CONVEYANCE. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

                  4.1.35 INVESTMENT COMPANY ACT. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  4.1.36 INTEREST RATE CAP AGREEMENT. A complete and correct copy of the Interest Rate Cap Agreement is attached hereto as EXHIBIT J. The Interest Rate Cap Agreement is in full force and effect and enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights.

                  4.1.37 LABOR. No organized work stoppage or labor strike has occurred or to Borrower's knowledge is pending or threatened by employees and other laborers at the Property. Neither Borrower nor Manager (i) is involved in or threatened with any material labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by the Borrower or Manager.

                  4.1.38 RESERVED.

                  4.1.39 NO OTHER DEBT. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

                  4.1.40 TAXPAYER IDENTIFICATION NUMBER. Borrower's Federal taxpayer identification number is 02-0630138.

                  4.1.41 PRINCIPAL PLACE OF BUSINESS. Borrower's principal place of business and chief executive office is c/o Blackstone Real Estate Acquisitions III L.L.C., 345 Park Avenue, New York, New York 10154.

                  4.1.42 LEASES AND REAS. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases and REAs and any and all amendments or modifications thereof. To Borrower's knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default on the part of Borrower under any Leases or REAs. To Borrower's knowledge, Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required as of the date hereof and any other obligations under the other REAs or the Leases that are required as of the date hereof have either been complied with or the failure to comply with the same does not and will not have a Material Adverse Effect.

                  4.1.43 REA. The REAs are in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to the REAs, is in default thereunder, and to the best of Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The REAs have not been modified, amended or supplemented except as identified on SCHEDULE IV

            SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

            V. BORROWER COVENANTS

            SECTION 5.1 AFFIRMATIVE COVENANTS.

            From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

                  5.1.1 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

                  5.1.2 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Subject to Borrower's right of contest pursuant to Section 7.3, Borrower shall at all times comply in all material respects and cause the Property to be in compliance in all material respects with all Legal Requirements applicable to the Borrower, Member and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business as currently conducted and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement.

                  5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower would reasonably be likely to have a Material Adverse Effect.

                  5.1.4 SINGLE PURPOSE ENTITY.

            (a) Each of Borrower and Member have been since the date of their formation and shall remain Single Purpose Entities.

            (b) Each of Borrower and Member shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Borrower or Member will be diverted to any other Person or for other than business uses of Borrower or Member, as applicable, nor will such funds be commingled with the funds of any other Affiliate; provided, however, so long as no Event of Default has occurred and is continuing, this clause shall not prohibit any distributions to or for the benefit of any of Borrower's partners or members or its or their Affiliates.

            (c) To the extent that Borrower or Member shares the same officers or other employees as any of Borrower, Member or their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

            (d) To the extent that Borrower or Member jointly contracts with any of Borrower, Member or either of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that either Borrower or Member contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower or Member and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower or Member, as applicable) as would be conducted with third parties.

            (e) To the extent that Borrower, Member or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

            (f) Borrower and Member shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

            (g) In addition, Borrower and Member shall each: (a) maintain books and records separate from those of any other Person; (b) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (c) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (f) transact all business with Affiliates on an arm's-length basis and pursuant to enforceable agreements; (g) conduct business in its name and use separate stationery, invoices and checks;
(h) not commingle its assets or funds with those of any other Person; and (i) not assume, guarantee or pay the debts or obligations of any other Person.

                  5.1.5 CONSENTS. If Borrower or Member is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the independent directors, shall have participated in such vote. If Borrower or Member is a limited liability company,
(a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Borrower and Member shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower or Member to do so or (ii) file an involuntary bankruptcy petition against any Affiliate of Borrower, Member or Manager that is managed directly or indirectly by Guarantor. Furthermore, Borrower's and Member's formation documents shall expressly state that for so long as the Loan is outstanding, none of Borrower nor Member shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's or Member's assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

                  5.1.6 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Lender and the Rating Agencies to inspect the Property or any part thereof during Business Days upon reasonable advance notice, subject in all instances to the REAs and the rights of Tenants, and provided that neither Lender nor any such Persons shall unreasonably interfere with the operation of business on the Property.

                  5.1.7 NOTICE OF DEFAULT. Borrower shall promptly advise Lender
(a) of any event or condition that has or is reasonably likely to have a Material Adverse Effect and (b) of the occurrence of any Default or Event of Default of which Borrower has knowledge.

                  5.1.8 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings which is reasonably likely to have a Material Adverse Effect.

                  5.1.9 RESERVED.

                  5.1.10 INSURANCE.

            (a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements) out of such Proceeds.

            (b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or knowingly permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

                  5.1.11 FURTHER ASSURANCES; SEPARATE NOTES; LOAN RESIZING.

            (a) Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder. Borrower agrees that it shall, upon request, reasonably cooperate with Lender in connection with any request by Lender to sever the Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the then outstanding Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Borrower shall bear no costs or expenses in connection therewith (other than administrative costs and expenses of Borrower). Any such substitute notes, amendments or replacements may have varying principal amounts, maturity dates and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such substitute notes, (ii) the weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Note immediately prior to the issuance of such substitute notes; (iii) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Borrower and (iv) Borrower's rights and obligations under the Loan Documents in effect immediately prior to the issuance of such substitute notes, amendments or replacements shall not change in any manner adverse to Borrower.

            (b) Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an "investment grade" rating unless the principal amount of the Loan were to be decreased and, as a result, the principal amount of the Loan is decreased, then (i) the Borrower shall take all actions provided for in the documentation for the Loan as are necessary to effect the "resizing" of the Mezzanine Loan and the Loan, (ii) the Borrower shall exercise commercially reasonable efforts to cause the Mezzanine Borrower to comply with its agreements to effect a "resizing", and (iii) Lender shall on the date of the "resizing" of the Loan lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) such additional amount as shall be required by the Loan documentation in connection with the "resizing" provided that Borrower and Mezzanine Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents and the Mezzanine Loan Documents. In addition, Borrower and Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Mezzanine Loan were to be decreased and, as a result the principal amount of the Loan were increased, more "investment grade" rated securities could be issued, then (i) if "resizing" to decrease the size of the Mezzanine Loan and increase the size of the Loan is provided for in the Mezzanine Loan Documents each of them shall take all actions provided for in the documentation for the Loan as are reasonably necessary to effect the "resizing" of the Mezzanine Loan and the Loan, (ii) Borrower shall exercise commercially reasonable efforts to cause the Mezzanine Borrower to comply with its agreements to effect a "resizing" and (iii) Lender shall on the date of the "resizing" of the Loan lend to the Borrower (by way of a reallocation of the principal amount of the Loan and the Mezzanine Loan) such additional amount as shall be required by the Loan documentation in connection with the "resizing", provided that Borrower and Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents and Mezzanine Loan Documents. In connection with the foregoing, at Lender's sole cost and expense, Borrower agrees to execute and deliver such documents and other agreements reasonably required by Mezzanine Lender and/or Lender to "re-size" the Loans, including, without limitation, an amendment to this Agreement, the Note, the Security Instrument and the other Loan Documents and an endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Lender agrees to reimburse Borrower for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Borrower in connection with any "resizing" of the Loan. Notwithstanding the foregoing, Lender agrees that any "resizing" of the Loan and the Mezzanine Loan shall not change the economics of the Loan or the Mezzanine Loan each taken as a whole, in a manner which is adverse to Borrower or otherwise alter the rights and obligations of Borrower under the Loan Documents or Mezzanine Borrower under the Mezzanine Loan Documents in a manner adverse to Borrower or Mezzanine Borrower, as applicable.

            (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

                  5.1.12 MORTGAGE TAXES. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes or other similar taxes imposed on Lender.

                  5.1.13 OPERATION. Borrower shall, and shall cause Manager to,
(i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any "event of default" under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, capital expenditures plan, property improvement plan and any other material notice (excluding notices relating to routine operating matters) or periodic report received by it under the Management Agreement; and (iv) enforce in a commercially reasonable manner the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement to the extent that Manager's failure to perform or observe such covenants or agreements would otherwise cause a Default or a Material Adverse Effect.

                  5.1.14 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of Delaware and California.

                  5.1.15 TITLE TO THE PROPERTY. Borrower will warrant and defend
(a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument and the Assignment of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

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

                  5.1.16 COSTS OF ENFORCEMENT. In the event (a) that this Agreement or the Security Instrument is foreclosed in whole or in part or that this Agreement or the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  5.1.17 ESTOPPEL STATEMENT.

            (a) Borrower and Lender shall each from time to time, upon thirty
(30) days' prior written request from the other, execute, acknowledge and deliver to the requesting party, an Officer's Certificate (or in the case of Lender a certificate signed by an authorized officer), stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note and containing such other information with respect to the Borrower, the Property and the Loan as applicable, as the requesting party shall reasonably request. The estoppel certificate shall also state either that to requesting party's knowledge no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and, in the case of Borrower's estoppel, the steps being taken to cure such Default.

            (b) Borrower shall request and make commercially reasonable efforts to deliver to Lender, within twenty (20) Business Days of receipt of Lender's written request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance of the estoppel certificate set forth in EXHIBIT G or in the form any such Tenant is required to deliver pursuant to its Lease provided that, except after the occurrence and during the continuance of an Event of Default, Borrower shall not be required to request or make commercially reasonable efforts to deliver such certificates with respect to any particular Tenant more frequently than one time in any calendar year. Notwithstanding the foregoing, nothing contained in this Section 5.1.17 shall require Borrower to issue or threaten to issue any notice of default to any Tenant in connection with obtaining such certificates or otherwise interfere with or disturb the use and occupancy of the Property by any Tenant.

                  5.1.18 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in
Section 2.1.4.

                  5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

                  5.1.20 NO FURTHER ENCUMBRANCES. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any liens permitted pursuant to Leases.

                  5.1.21 ARTICLE 8 "OPT IN" LANGUAGE. Each organizational document of Borrower shall be modified to include the language set forth on EXHIBIT Q.

                  5.1.22 LEASES AND REAS. Borrower will promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the REAs and the Leases claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the REAs or the Leases.

            SECTION 5.2 NEGATIVE COVENANTS.

            From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following without Lender's prior written consent:

                  5.2.1 INCUR DEBT. Incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

                  5.2.2 ENCUMBRANCES. Other than in connection with the Mezzanine Loan, (i) incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Borrower and (ii) Transfer or permit the Transfer of any interest in Borrower or Member except as permitted pursuant to Article VIII;

                  5.2.3 ENGAGE IN DIFFERENT BUSINESS. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

                  5.2.4 MAKE ADVANCES. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

                  5.2.5 PARTITION. Partition the Property;

                  5.2.6 COMMINGLE. Commingle its assets with the assets of any of its Affiliates;

                  5.2.7 GUARANTEE OBLIGATIONS. Guarantee any obligations of any Person;

                  5.2.8 TRANSFER ASSETS. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

                  5.2.9 AMEND ORGANIZATIONAL DOCUMENTS. Amend or modify any of its organizational documents without Lender's consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than to reflect any change in capital accounts, contribution, distributions, allocations or other provisions that do not and could not reasonably be anticipated to have a Material Adverse Effect and provided that Borrower and Member each remain a Single Purpose Entity;

                  5.2.10 DISSOLVE. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

                  5.2.11 BANKRUPTCY. (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself,
(ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's assets other than in connection with the repayment of the Loan or
(iii) file or solicit the filing of an involuntary bankruptcy petition against Borrower, Member, or any Affiliate of Borrower or Member, without obtaining the prior consent of all of the members of Borrower, including, without limitation, the Independent Managers/Members;

                  5.2.12 ERISA. Engage in any activity that would cause Borrower's assets to constitute Plan Assets;

                  5.2.13 DISTRIBUTIONS. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

                  5.2.14 MANAGER.

                  (a) Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (provided, if a Securitization shall have occurred,

Borrower obtains a Rating Agency Confirmation with respect to such action): (i) materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the Management Agreement that would reasonably be likely to have a Material Adverse Effect or (ii) replace the Manager with other than a Qualified Manager;

                  (b) Borrower shall notify Lender and, if a Securitization shall have occurred, the Rating Agencies, in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such Qualified Manager begins to manage the Property, and, if a Securitization shall have occurred, shall obtain prior to any appointment of a Qualified Manager a Rating Agency Confirmation, with respect to any proposed Qualified Manager;

                  (c) If (a) an Event of Default has occurred and is continuing or (b) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager in accordance with this Section 5.2.14 and shall deliver (1) an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower and (2) an Assignment of Management Agreement executed by the Borrower and the Qualified Manager;

                  (d) Upon the retention of a Qualified Manager, Lender shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such Qualified Manager; if a Securitization shall have occurred, Borrower shall provide a copy of such new management agreement to the Rating Agencies; and

                  (e) In no event shall the Manager's obligations under the Management Agreement which require a real estate brokerage license under the State of California commence unless and until Lender has received evidence that
(i) the License Date has occurred and (ii) the Third-Party Management Agreement has been validly terminated.

                  5.2.15 RESERVED.

                  5.2.16 MODIFY REAS. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, execute modifications to the REAs;

                  5.2.17 MODIFY ACCOUNT AGREEMENT. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, execute any modifications to the Account Agreement;

                  5.2.18 ZONING RECLASSIFICATION. Without the prior written consent of Lender, initiate or consent to (a) any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allowing any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

                  5.2.19 CHANGE OF PRINCIPAL PLACE OF BUSINESS. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Lender hereunder in the Account Collateral and the Rate Cap Collateral at all times;

                  5.2.20 DEBT CANCELLATION. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Lease as permitted by Section 8.8;

                  5.2.21 MISAPPLICATION OF FUNDS. (i) Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, (ii) fail to remit amounts to the Collection Account or Holding Account, as applicable, as required by Section 3.1 or (iii) misappropriate any security deposit or portion thereof or misapply the proceeds of the Loan; or

                  5.2.22 SINGLE-PURPOSE ENTITY. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or Member to cease to be a Single-Purpose Entity.

            VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

                  SECTION 6.1 INSURANCE COVERAGE REQUIREMENTS. Borrower shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement:

                  6.1.1 PROPERTY INSURANCE. Insurance against loss customarily included under so called "All Risk" policies including flood, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and increased cost of construction due to the enforcement of laws regulating reconstruction at the time of rebuilding following a loss. The amount of such "All Risk" insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements and the Building Equipment. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which Borrower is required to insure in accordance with any Lease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. Lender shall be named "Loss Payee" on a "Standard Mortgagee Endorsement" and

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

be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

                  6.1.2 LIABILITY INSURANCE. "General Public Liability" insurance, including, without limitation, "Commercial General Liability" insurance; "Owned" (if any), "Hired" and "Non Owned Auto Liability"; and "Umbrella Liability" coverage for "Personal Injury", "Bodily Injury", "Death, Accident and Property Damage", providing in combination no less than $30,000,000 ($60,000,000 during construction) per occurrence and in the annual aggregate, per location. In the event that aggregate limits do not apply on a "per location" basis, then the umbrella limit shall be increased from $30,000,000 to $40,000,000. The policies described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, "Contractual Liability" (covering, to the maximum extent permitted by law, Borrower's obligation to indemnify Lender as required under this Agreement, and shall provide "Products and Completed Operations Liability" coverage). All public liability insurance shall name Lender as "Additional Insured" either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

                  6.1.3 WORKERS' COMPENSATION INSURANCE. Workers compensation and disability insurance as required by law.

                  6.1.4 COMMERCIAL RENTS INSURANCE. "Commercial rents" insurance in an amount equal to twelve (12) months actual rental loss plus a twelve (12) month extended period of indemnity endorsement and with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are reasonably acceptable to Lender and, if the Loan is the subject of a Securitization, are acceptable to the Rating Agencies; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Loan provided herein. Such insurance shall be deemed to include "loss of rental value" insurance where applicable. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied.

                  6.1.5 BUILDER'S ALL-RISK INSURANCE. During any period of repair or restoration, builder's "All-Risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including so called "All Risk" perils coverage and collapse of the Improvements to agreed limits as Lender may reasonably request, in form and substance reasonably acceptable to Lender). The Builder's All-Risk Insurance required in this Section may be provided in the property insurance policy required to be maintained pursuant to Section 6.1.1.

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                  6.1.6 BOILER AND MACHINERY INSURANCE. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to any lease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.

                  6.1.7 FLOOD INSURANCE. If any portion of the Improvements is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Lender reserves the right to require Flood Insurance in excess of that available under the Federal Flood Insurance plan.

                  6.1.8 OTHER INSURANCE; EARTHQUAKE, ENVIRONMENTAL AND TERRORISM INSURANCE.

            (a) If any of the insurance coverage described in Section 6.1.1 through Section 6.1.7 provides for any exclusions of coverage for non-state sponsored acts of terrorism, then Borrower shall obtain and maintain throughout the term of the Loan separate insurance for the Property to cover such exclusions in an amount equal to the lesser of (a) $150,000,000 and (b) the aggregate of the Principal Amount and the principal amount of the Mezzanine Loan; provided however, that Terrorism Coverage shall be required only if such Terrorism Coverage is both (a) commercially available and (b) commonly obtained by owners of commercial properties which are similar to the Property and located in or around the region in which the Property is located ("COMMONLY OBTAINED"); provided further, that if Terrorism Coverage is commercially available, but is not Commonly Obtained, Borrower shall be required to obtain and maintain Terrorism Coverage throughout the term of the Loan if any Affiliate of the Borrower owned and controlled directly or indirectly by BREA III L.L.C. obtains Terrorism Insurance with respect to any similar suburban property owned by such Affiliate, such Terrorism Coverage to be in an amount which is proportionate to the loan and coverage amounts on such property. Lender agrees that Terrorism Coverage may be provided under a blanket policy that is acceptable to Lender;

            (b) Earthquake insurance in an amount equal to the "Probable Maximum Loss" (PML) for the Property, conducted by a seismic engineering company satisfactory to Lender, or, in the event that the PML exceeds 25%, earthquake insurance in an amount equal to the sum of the PML and the deductible under the policy;

            (c) Environmental liability insurance against any and all claims, including all legal liability that could be imposed upon Lender, to the extent insurable, and all court costs and attorneys' fees and expenses, arising out of or connected with presence of Hazardous Substances at the Property providing coverage in an amount not less than $5,000,000 and in form and substance reasonably acceptable to Lender; and

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            (d) At Lender's reasonable request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Property.

                  6.1.9 RATINGS OF INSURERS. Borrower will maintain the insurance coverage described in Section 6.1.1 through Section 6.1.8 above, in all cases, with one or more domestic primary insurers reasonably acceptable to Lender, having both (x) claims-paying-ability and financial strength ratings by S&P of not less than "AA" and its equivalent by any other Rating Agency, and (y) an Alfred M. Best Company, Inc. ("BEST") rating of "A" or better and a financial size category of not less than "X". All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State.

                  6.1.10 FORM OF INSURANCE POLICIES; ENDORSEMENTS. All insurance policies shall be in such form and with such endorsements as are reasonably satisfactory to Lender (and Lender shall have the right to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Lender and originals or certified copies of all such policies shall be delivered to Lender when the same are available (but no later than November 30, 2002) and shall be held by Lender. All policies shall name Lender as an additional insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Lender as and to the extent set forth in Section 6.2, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement in favor of Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender; and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days' prior written notice to Lender, in each instance. Each insurance policy shall contain a provision whereby the insurer: (i) agrees that such policy shall not be canceled or terminated, the coverage, deductible, and limits of such policy shall not be modified, other provisions of such policy shall not be modified if such policy, after giving effect to such modification, would not satisfy the requirements of this Agreement, and such policy shall not be canceled or fail to be renewed, without in each case, at least thirty (30) days prior written notice to Lender, (ii) waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (iii) provides that Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall

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

provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

                  6.1.11 CERTIFICATES. Borrower shall deliver to Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Borrower's insurance agent stating that the insurance policies required to be delivered to Lender pursuant to this Section
6.1 are maintained with insurers who comply with the terms of Section 6.1.9, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under this Section 6.1, and stating that Borrower has paid such premiums. Copies of certificates of insurance with respect to all replacement policies shall be delivered to Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Borrower shall deliver to Lender original certificates of such replacement insurance policies within thirty (30) days after the effective date thereof and deliver originals (or certified copies) of such policies to Lender within ten (10) days after Borrower's receipt thereof but in no event more than sixty (60) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days' prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

                  6.1.12 SEPARATE INSURANCE. Borrower will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

                  6.1.13 BLANKET POLICIES. The insurance coverage required under
Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such blanket policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Upon Lender's request, Borrower shall deliver to Lender an Officer's Certificate setting forth
(i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a

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

brief description of the typical construction type included in the blanket policy and (v) such other information as Lender may reasonably request.

            SECTION 6.2 CONDEMNATION AND INSURANCE PROCEEDS.

                  6.2.1 NOTIFICATION. Borrower will promptly notify Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to, the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Threshold Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

                  6.2.2 PROCEEDS. In the event of any Taking of or any casualty or other damage or injury to the Property, Borrower's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, PROCEEDS), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are hereby assigned by Borrower to Lender and, except as otherwise herein provided, shall be paid to the Lender. Borrower will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower's right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Threshold Amount. Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, any settlement which is likely to result in any Proceeds in excess of the Threshold Amount and Borrower will deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower will pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Lender, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work as and when such payment is due and otherwise in accordance with the terms hereof, and in the event such Proceeds exceed the Threshold Amount, such Proceeds shall be forthwith paid directly to and held by Lender in the Proceeds Reserve Account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or

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

prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower's receipt of written notice from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower's expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section 6.2). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to the Property) do not exceed the Threshold Amount, such Proceeds are to be paid directly to Borrower to be applied to restoration of the Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 6.1.4 shall be deposited directly to the Collection Account as revenue of the Property).

                  6.2.3 LENDER TO TAKE PROCEEDS. If (i) the Proceeds shall equal or exceed the Principal Amount, (ii) an Event of Default shall have occurred and be continuing, (iii) a Total Loss with respect to the Property shall have occurred, (iv) the Work is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the earlier of the Maturity Date and the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire (the "CUT-OFF DATE"), unless on or prior to the Cut-Off Date the Borrower (x) shall deliver to the Lender and there shall remain in effect a binding written offer, subject only to customary conditions, of an Approved Bank or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State for a loan from such Approved Bank or such other financial institution or investment bank to the Borrower in a principal amount of not less than the then Principal Amount and which shall, in the Lender's reasonable judgment, enable the Borrower to refinance the Loan prior to the Maturity Date and (y) if a Securitization shall have occurred, shall obtain a Rating Agency Confirmation, or (v) the Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity shall have a Material Adverse Effect, then in any case, all Proceeds shall be paid over to Lender (if not paid directly to Lender) and any Proceeds remaining after reimbursement of Lender's or its agent's reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, reasonable out-of- pocket administrative costs and inspection fees) shall be applied by Lender to prepay the Note in accordance with the provisions thereof, and the balance, if any shall be paid (1) to Mezzanine Lender to be applied pursuant to the terms of the Mezzanine Loan Agreement and (2) if the Mezzanine Loan is not then outstanding at the time such Proceeds are paid, to Borrower.

                  6.2.4 BORROWER TO RESTORE.

            (a) Except as otherwise provided in this Agreement, promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal

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Requirements and free and clear of any and all Liens except Permitted
Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the WORK). The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower's rights pursuant to Section 2.3.3 to cause the Property to be released from the Lien of the Security Instrument, Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement.

            (b) If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to the terms hereof, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower's or the applicable Tenant's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (i), (ii) and (iii) below and in Section 6.2.5:

                  (i) at the time of loss or damage or at any time thereafter while Borrower is holding any portion of the Proceeds, there shall be no continuing Event of Default;

                  (ii) if, at any time, the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds (a DEFICIENCY), Borrower shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Lender (and, if a Securitization shall have occurred, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies) (A) Cash and Cash Equivalents, (B) a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available (deposits under clauses (A) or (B) (DEFICIENCY COLLATERAL)), or (C) such other evidence of Borrower's ability to meet such excess costs and which is reasonably satisfactory to Lender and the Rating Agencies; for so long as a Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower, provided it shall, if requested by Borrower, make the Deficiency Collateral available to Borrower for payment of the cost of the Work in accordance with this Section and any portion of any Deficiency Collateral not applied to the Work

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

shall be promptly delivered to Borrower upon completion of the Work in accordance with the terms hereof;

                  (iii) Each of Lender and the Independent Architect shall have reasonably approved the plans and specifications for the Work and any change orders in connection with such plans and specifications; and

                  (iv) Lender shall, within a reasonable period of time prior to any request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply in all material respects with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

                  6.2.5 DISBURSEMENT OF PROCEEDS.

            (a) Disbursements of the Proceeds in Cash or Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) an Officer's Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials for which payment is sought are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with such Work have been paid for in full and (B) there exists no notices of pendency, stop orders, mechanic's liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Work which have not been either fully bonded to the satisfaction of Lender or discharged of record or in the alternative, fully insured to the satisfaction of Lender by the Title Company that issued the Title Policy and (iii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b)) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and, to the extent applicable under the laws of the State, the filing of a notice of

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

completion and the expiration of the period provided under the law of the State for the filing of mechanics' and materialmens' liens, as certified pursuant to an Officer's Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.

            (b) If, after the Work is completed and all costs of completion have been paid, there are excess Proceeds, Lender shall apply such excess Proceeds with respect to the Taking of or casualty to the Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium, and any balance thereof, shall be paid over to Mezzanine Lender and applied to the Indebtedness (Mezzanine) without penalty or premium.

            VII. IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS.

            SECTION 7.1 BORROWER TO PAY IMPOSITIONS AND OTHER CHARGES. Subject to the third sentence of this Section 7.1, Borrower shall pay all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are delinquent. Borrower shall deliver to Lender annually, no later than twenty
(20) Business Days after the first day of each fiscal year of Borrower, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such fiscal year attributable to or affecting the Property or Borrower. Subject to Borrower's right of contest set forth in Section 7.3, as set forth in the next two sentences and provided that there are sufficient funds available in the Tax Reserve Account, Lender, on behalf of Borrower, shall pay all Impositions and Other Charges which are attributable to or affect the Property or Borrower, prior to the date such Impositions or Other Charges shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Cash Management Bank to, pay to the taxing authority such amounts to the extent funds in the Tax Reserve Account are sufficient to pay such Impositions. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

            SECTION 7.2 NO LIENS. Subject to its right of contest set forth in
Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond or insure over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender

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on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

            SECTION 7.3 CONTEST. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower's books in accordance with GAAP or in the Tax Reserve Account or Insurance Reserve Account, as applicable, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded or insured over, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section
6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $500,000 individually, or in the aggregate, which are not bonded, during such contest, Borrower, shall deposit with or deliver to Lender (and, if a Securitization shall have occurred, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies) either Cash and Cash Equivalents, a Letter or Letters of Credit or other security reasonably acceptable to Lender in an amount equal to 110% of (A) the amount of Borrower's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest (less any sums reserved in a Sub-Account with respect to the obligation being contested). Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil penalties or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

            VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS.

            SECTION 8.1 RESTRICTIONS ON TRANSFERS. Unless such action is permitted by the provisions of this Article VIII, Borrower shall not, and shall not permit any other Person to, except with the prior written consent of Lender,
(i) Transfer all or any part of the Property, (ii) incur any Debt, other than Permitted Debt or Permitted Encumbrances, or (iii) permit any Transfer (directly or indirectly) of any interest in Borrower or Member.

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            SECTION 8.2 SALE OF BUILDING EQUIPMENT. Borrower may Transfer or
dispose of Operating Assets or Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument. Lender shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

            SECTION 8.3 IMMATERIAL TRANSFERS AND EASEMENTS, ETC. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes (including, but not limited to, easements required to be granted pursuant to the terms of the REA and the Air Rights Lease), provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer, permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

            (a) twenty (20) days prior written notice thereof;

            (b) a copy of the instrument or instruments of Transfer;

            (c) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

            (d) reimbursement of all of Lender's reasonable costs and expenses incurred in connection with such Transfer.

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            SECTION 8.4 INDEBTEDNESS. Borrower shall not incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, that if no Event of Default shall have occurred and be continuing, Borrower may, without the consent of Lender, incur, create or assume Permitted Debt.

            SECTION 8.5 PERMITTED TRANSFERS. (a) A Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in Borrower or Member shall be permitted without Lender's consent (unless noted otherwise below) provided each of the following conditions is satisfied:

            (i) Lender receives thirty (30) days prior written notice thereof,

            (ii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing,

            (iii) no more than 49% of the direct or indirect ownership interests in Borrower or Member is being Transferred (in the aggregate of all such Transfers) unless a Nonconsolidation Opinion, a Rating Agency Confirmation and Lender's prior written consent is obtained,

            (iv) no such Transfer or Transfers shall, either individually or in the aggregate of all Transfers result in a Person or a group of Affiliates acquiring, directly or indirectly, more than a 49% interest in Borrower or shall result in any Transfer of the Member's interest in Borrower unless a Nonconsolidation Opinion, a Rating Agency Confirmation and Lender's prior written consent is obtained,

            (v) each of Borrower and Member continues to be a Single Purpose Entity after such Transfer,

            (vi) no such Transfer or Transfers shall result in a change in the Control of Borrower or Member, unless a Nonconsolidation Opinion, a Rating Agency Confirmation and Lender's prior written consent is obtained,

            (vii) a Qualified Manager acceptable to Lender shall manage the Property, provided that Manager and Third-Party Manager unless previously removed, shall be deemed acceptable and

            (viii) Borrower pays to Lender, on the date of such Transfer, all of Lender's costs and expenses, including without limitation, reasonable attorney's fees and disbursements, incurred or to be incurred by Lender in connection with such Transfer.

      (b) Notwithstanding anything to the contrary contained in this Article VIII, the Transfer (including any pledge or encumbrance) in one or a series of transactions of indirect equity interests in the Borrower shall not be deemed a Transfer if, after giving effect to such transfers, (i) Guarantor

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shall beneficially own not less than an unencumbered fifty one percent (51%) of the direct and indirect equity interests in the Borrower and shall control the Borrower.

            SECTION 8.6 DELIVERIES TO LENDER. Not less than thirty (30) days prior to the closing of any transaction subject to the provisions of this
Article VIII (other than a Transfer pursuant to Section 8.5(b) hereof), Borrower shall deliver to Lender an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer's Certificate is based. In addition, Borrower shall provide Lender with copies of executed deeds or other similar closing documents within ten (10) Business Days after such closing.

            SECTION 8.7 LOAN ASSUMPTION. In connection with any Transfer of the Property for which Lender's consent has been obtained pursuant to the provisions of this Article VIII, which consent shall be granted or denied in Lender's sole and absolute discretion Borrower shall have the right to request Lender's consent, which consent shall not be unreasonably withheld, to the assumption of the Loan by the purchaser of the Property. Any such assumption of the Loan shall be conditioned upon, among other things, (i) the delivery of a Rating Agency Confirmation, (ii) the delivery of financial information, including, without limitation, audited financial statements, for such purchaser and the direct and indirect owners such purchaser, (iii) the delivery of evidence that the purchaser is a Single Purpose Entity, (iv) the execution and delivery of all documentation reasonably requested by Lender, (v) the delivery of Opinions of Counsel requested by Lender, including, without limitation, a Nonconsolidation Opinion with respect to the purchaser and other entities identified by Lender or requested by the Rating Agencies and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents and any other matters requested by Lender, (vi) the delivery of an endorsement to the Title Policy in form and substance acceptable to Lender, insuring the lien of the Security Instrument, as assumed, subject only to the Permitted Encumbrances,
(vii) the payment of an assumption fee equal to one half of one percent (0.5%) of the Principal Amount, and (ix) the payment of all of Lender's fees, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, actually incurred by Lender in connection with such assumption.

            SECTION 8.8 LEASES.

                  8.8.1 NEW LEASES AND FUTURE LEASES. Except as otherwise provided in this Section 8.8, Borrower shall not (x) enter into any Lease (a NEW LEASE) or (y) consent to the assignment of any Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, or (z) modify any Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Lease unless the Tenant under such Lease is in default (any such action referred to in clauses (y) and (z) being referred to herein as a FUTURE LEASE) without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed. Any New Lease or Future Lease that requires

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Lender's consent shall be delivered to Lender for approval not less than ten
(10) Business Days prior to the effective date of such New Lease or Future
Lease.

                  8.8.2 LEASING CONDITIONS. Subject to terms of this Section 8.8, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Future Lease, without Lender's prior written consent, that satisfy each of the following conditions (as evidenced by an Officer's Certificate delivered to Lender at least five (5) Business Days prior to Borrower's entry into such New Lease or Future Lease):

            (a) such New Lease or Future Lease, as applicable, is written on a form substantially similar to the standard form of lease attached hereto as EXHIBIT O (or such other form as may be reasonably approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, the STANDARD FORM OF LEASE), with only such changes as are commercially reasonable given the standard then-current local market conditions, none of which changes shall materially and adversely vary from the subordination, attornment and non-disturbance provisions contained in the Standard Form of Lease;

            (b) with respect to a New Lease or Future Lease, the premises demised thereunder is not more than 25,000 (or, if no portion of the premises is located in 3333 Michelson Drive, 40,000) rentable square feet of the Property;

            (c) the term of such New Lease or Future Lease, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals) provided that the rental rate during each such option term is at least equal to 95% of the prevailing market rate as of the commencement of such option term;

            (d) the rental rate under such New Lease or Future Lease, as applicable, is at least equal to the then prevailing market rate for the entire term of such lease (except for the option periods as set forth in the preceding clause (c));

            (e) "fixed" or "base" rent under such New Lease or Future Lease, as applicable, is at a substantially consistent or rising level throughout the term of the lease, other than for (x) market-rate "free rent" periods or (y) tenant improvement and tenant inducements that exceed current market conditions but are amortized over a shorter time period than the entire initial term of such New Lease or Future Lease, as applicable;

            (f) such New Lease or Future Lease, as applicable, provides that the premises demised thereby cannot be used for any of the following uses; any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that, as of the time of the execution of such New Lease or Future Lease, has or could reasonably be expected to have a Material Adverse Effect;

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            (g) the Tenant under such New Lease or Future Lease, as applicable, is not an Affiliate of Borrower;

            (h) the New Lease or Future Lease, as applicable, does not impose any burden, duty or liability on Borrower that is materially greater than is provided in the Standard Form of Lease subject to clause (a) above other than provisions which are consistent with the then current market conditions;

            (i) the New Lease or Future Lease, as applicable, does not contain any provision whereby the Rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property other than with respect to leases of retail portions of the Property;

            (j) the New Lease or Future Lease, as applicable, does not prevent Proceeds from being held and disbursed by Lender in accordance with the terms hereof;

            (k) the New Lease or Future Lease, as applicable, shall not entitle any tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

            (l) the New Lease or Future Lease, as applicable satisfies the requirements of Section 8.8.7 and Section 8.8.8.

                  8.8.3 DELIVERY OF NEW LEASE OR FUTURE LEASE. Upon the execution of any New Lease or Future Lease, as applicable, Borrower shall deliver to Lender an executed copy of the Lease and an additional copy marked to show all changes from the Standard Form of Lease.

                  8.8.4 LEASE AMENDMENTS. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this
Section 8.8.

                  8.8.5 SECURITY DEPOSITS. All security or other deposits of Tenants of the Property shall be treated as trust funds and shall not be commingled with any other funds of Borrower, and such deposits, shall be deposited, upon receipt of the same by Borrower in a separate trust account maintained by Borrower expressly for such purpose. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 8.8.5, together with a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such Security Deposits are held. Attached hereto as SCHEDULE I, is a true correct and complete list of all Security Deposits and the amounts thereof, currently in Borrower's possession.

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                  8.8.6 NO DEFAULT UNDER LEASES. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases and the REAs, if the failure to perform or observe the same would reasonably be likely to have a Material Adverse Affect; and (ii) not collect any of the Rents, more than one
(1) month in advance (except that Borrower may collect such security deposits and last month's rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

                  8.8.7 SUBORDINATION. All Future Leases and New Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in
Section 8.8.

                  8.8.8 ATTORNMENT. Each Future Lease and New Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender's, or such successor's, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower or (iv) any obligation under such Lease to maintain a fitness facility at the Property. Each such Tenant, upon the reasonable request by Lender or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event Lender shall have entered into a separate Non-Disturbance Agreement directly with any such Tenant governing such Tenant's obligation to attorn to Lender or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Section 8.8.8.

                  8.8.9 NON-DISTURBANCE AGREEMENTS. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached hereto as EXHIBIT L or otherwise on terms reasonably acceptable to Lender (a NON-DISTURBANCE AGREEMENT), with any Tenant (other than an Affiliate of Borrower) entering into a New Lease with respect to more than 25,000 net rentable square feet of the Property, within ten
(10) Business Days after written request therefor by Borrower, provided that, such request is accompanied by an Officer's Certificate stating that such Lease complies in all material respects with this Section 8.8. All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-

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Disturbance Agreement, including, without limitation, reasonable attorneys' fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

            IX. INTEREST RATE CAP AGREEMENT.

            SECTION 9.1 INTEREST RATE CAP AGREEMENT. Prior to or contemporaneously with the Closing Date, Borrower shall have obtained, and thereafter maintain in effect, the Interest Rate Cap Agreement, which shall be coterminous with the Loan and have a notional amount which shall not at any time be less than the Principal Amount. The Interest Rate Cap Agreement shall have a strike rate no greater than the Strike Price. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any mandatory prepayment of the principal of the Loan in accordance with Section 5(b) of the Note.

            SECTION 9.2 PLEDGE. As security for the full and punctual payment and performance of the Obligations when due (whether upon stated maturity, by acceleration, early termination or otherwise), Borrower, as pledgor, hereby pledges, assigns, hypothecates, transfers and delivers to Lender and hereby grants to Lender a continuing first priority lien on and security interest in, to and under all of the following whether now owned or hereafter acquired and whether now existing or hereafter arising (the RATE CAP COLLATERAL): all of the right, title and interest of Borrower in and to (i) the Interest Rate Cap Agreement; (ii) all payments due or to become due to Borrower in respect of the Interest Rate Cap Agreement or arising out of the Interest Rate Cap Agreement, whether as contractual obligations, damages or otherwise; and (iii) all of Borrower's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement, in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing.

            SECTION 9.3 COVENANTS.

            (a) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Collection Account pursuant to Section 3.1. Subject to terms hereof, provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

            (b) Borrower will defend Lender's right, title and interest in and to the Rate Cap Collateral pledged by Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

            (c) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty below AA- by S&P and Aa3 by Moody's, Borrower shall replace the Interest Rate Cap

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Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10)
Business Days following receipt of notice from Lender or Servicer of such downgrade, withdrawal or qualification.

            (d) In the event that Borrower fails to purchase and deliver to Lender the Replacement Interest Rate Cap Agreement as and when required hereunder, Lender may purchase the Replacement Interest Rate Cap Agreement and the cost incurred by Lender in purchasing the Replacement Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

            (e) Borrower will not sell, assign, or otherwise dispose of, or mortgage, pledge or grant a security interest in, any of the Rate Cap Collateral or any interest therein, and any sale, assignment, mortgage, pledge or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Lender, shall forthwith be cancelled or satisfied by an appropriate instrument in writing.

            (f) Borrower will not (i) without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), materially modify, amend or supplement the terms of the Interest Rate Cap Agreement, (ii) without the prior written consent of Lender, except in accordance with the terms of the Interest Rate Cap Agreement, cause the termination of the Interest Rate Cap Agreement prior to its stated maturity date, (iii) without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement) under the Interest Rate Cap Agreement, (iv) without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement), which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement, (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement, (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement), to payment, and (vii) fail to give prompt notice to Lender of any notice of default given by or to Borrower under or with respect to the Interest Rate Cap Agreement, together with a complete copy of such notice. If Borrower shall have received written notice that the Securitization shall have occurred, no consent by Lender provided for in this Section 9.3 (f) shall be given by Lender unless Lender shall have received a Rating Agency Confirmation.

            (g) In connection with an Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Lender and its successors and assigns may rely (the COUNTERPARTY OPINION) which shall provide, in relevant part, that:

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                  (i) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement and the Acknowledgment;

                  (ii) the execution and delivery of the Interest Rate Cap Agreement and the Acknowledgment by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational document).

                  (iii) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, the Acknowledgment and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

                  (iv) the Interest Rate Cap Agreement, the Acknowledgment and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            SECTION 9.4 POWERS OF BORROWER PRIOR TO AN EVENT OF DEFAULT. Subject to the provisions of Section 9.3(a), provided no Event of Default has occurred and is continuing, Borrower shall be entitled to exercise all rights, powers and privileges of Borrower under, and to control the prosecution of all claims with respect to, the Interest Rate Cap Agreement and the other Rate Cap Collateral.

            SECTION 9.5 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as of the date hereof as follows:

            (a) The Interest Rate Cap Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            (b) The Rate Cap Collateral is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents, and Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

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            (c) The Rate Cap Collateral has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

            (d) Giving effect to the aforesaid grant and assignment to Lender, Lender has, as of the date of this Agreement, and as to Rate Cap Collateral acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral; provided that no representation or warranty is made with respect to the perfected status of the security interest of Lender in the proceeds of Rate Cap Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the UCC except if, and to the extent, the provisions of
Section 9-306 of the UCC shall be complied with.

            (e) Except for financing statements filed or to be filed in favor of Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral and Borrower will not, without the prior written consent of Lender, until payment in full of all of the Obligations, execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral, except financing statements filed or to be filed in favor of Lender as secured party.

            SECTION 9.6 PAYMENTS. If Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement, such amounts shall, immediately upon becoming payable to Borrower, be deposited by Counterparty into the Collection Account.

            SECTION 9.7 REMEDIES. Subject to the provisions of the Interest Rate Cap Agreement, if an Event of Default shall occur and then be continuing:

            (a) Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Rate Cap Collateral are being purchased for investment only, Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Rate Cap Collateral. It is expressly agreed that Lender may exercise its rights with respect to less than all of the Rate Cap Collateral, leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral, provided, however, that such partial exercise shall in no way restrict or jeopardize Lender's right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral at a later time or times.

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            (b) Lender may exercise, either by itself or by its nominee or designee, in the name of Borrower, all of Lender's rights, powers and remedies in respect of the Rate Cap Collateral, hereunder and under law.

            (c) Borrower hereby irrevocably, in the name of Borrower or otherwise, authorizes and empowers Lender and assigns and transfers unto Lender, and constitutes and appoints Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Borrower under the Interest Rate Cap Agreement, including any power to subordinate or modify the Interest Rate Cap Agreement (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Lender in this Agreement, and Borrower further authorizes and empowers Lender, as Borrower's attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Borrower and in the name of Borrower, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Borrower which in the opinion of Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement, in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Borrower thereunder or to enforce any of the rights of Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Borrower in respect of the Rate Cap Collateral to any other Person are hereby revoked.

            (d) Lender may, without notice to, or assent by, Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Borrower or in the name of Lender, notify the Counterparty, or if applicable, any other party to the Interest Rate Cap Agreement, to make payment and performance directly to Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Borrower, or claims of Borrower, under the Interest Rate Cap Agreement; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement; and execute any instrument and do all other things deemed necessary and proper by Lender to protect and preserve and realize upon the Rate Cap Collateral and the other rights contemplated hereby.

            (e) Pursuant to the powers-of-attorney provided for above, Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Lender's rights with respect to the Rate Cap Collateral. Without limiting the generality of the foregoing, Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect

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all checks and other orders for the payment of money made payable to Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement, (ii) interest accruing on any of the Rate Cap Collateral or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral or any part thereof, and for and in the name, place and stead of Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral hereunder.

            (f) Lender may exercise all of the rights and remedies of a secured party under the UCC.

            (g) Without limiting any other provision of this Agreement or any of Borrower's rights hereunder, and without waiving or releasing Borrower from any obligation or default hereunder, Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement to be performed or observed by Borrower to be promptly performed or observed on behalf of Borrower or to protect the security of this Agreement. All amounts advanced by, or on behalf of, Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Borrower to Lender upon demand and shall be secured by this Agreement.

            SECTION 9.8 SALES OF RATE CAP COLLATERAL. No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral, except that Lender shall give Borrower at least thirty (30) Business Days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Lender shall not be obligated to make any sale of the Rate Cap Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral being sold, free and discharged from any trusts, claims, equity or right of redemption of Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral, public or private, Borrower will pay all reasonable costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Lender shall apply any residue to the payment of the Obligations in the order of priority as set forth in Section 11 of the Security Instrument.

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            SECTION 9.9 PUBLIC SALES NOT POSSIBLE. Borrower acknowledges that the terms of the Interest Rate Cap Agreement may prohibit public sales, that the Rate Cap Collateral may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Borrower agrees that private sales of the Rate Cap Collateral shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

            SECTION 9.10 RECEIPT OF SALE PROCEEDS. Upon any sale of the Rate Cap Collateral by Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

            SECTION 9.11 REPLACEMENT INTEREST RATE CAP AGREEMENT. If, in connection with Borrower's exercise of any extension option pursuant to Section 5 of the Note, Borrower delivers a Replacement Interest Rate Cap Agreement, all the provisions of this Article IX applicable to the Interest Rate Cap Agreement delivered on the Closing Date shall be applicable to the Replacement Interest Rate Cap Agreement.

            X. MAINTENANCE OF PROPERTY; ALTERATIONS.

            SECTION 10.1 MAINTENANCE OF PROPERTY. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Land except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

            SECTION 10.2 CONDITIONS TO ALTERATION. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Lender's consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an ALTERATION) so long as (i) Borrower provides Lender with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by any relevant REAs and the Leases and shall not, upon completion (giving credit to rent and other charges attributable to Leases executed upon such

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completion), have a Material Adverse Effect on the value, use or operation of the Property taken as a whole or otherwise. Any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating that such Alteration will involve an estimated cost of more than the Threshold Amount for Alterations at the Property. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

            SECTION 10.3 COSTS OF ALTERATION. Notwithstanding anything to the contrary contained in this Article X, no Material Alteration nor any Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Borrower at any one time (exclusive of Alterations being directly paid for by Tenants at the Property or out of the TI and Leasing Reserve Account or the Structural Reserve Account) exceeds the Threshold Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration or the Alterations in excess of the Threshold Amount (as set forth in the Independent Architect's written estimate referred to above). Lender shall, within fifteen (15) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 10.3 release such security to Borrower for payment or reimbursement from time to time of Borrower's expenses incurred in connection with any Material Alteration or any Alteration. Borrower shall not make a request for disbursement more frequently than once in any calendar month and the total amount of any request shall not be less than $25,000 (except in the case of the final request for disbursement). In addition, the amount of such security shall be reduced on any given date to the Independent Architect's written estimate of the cost to complete the Material Alteration or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5% in the aggregate) shall be treated as part of the estimated cost to complete any Alteration. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Section 6.2 and which are held by Lender in accordance with Section 6.2. Payment or reimbursement of Borrower's expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Section 6.2. At any time after substantial completion of any Material Alteration or any such Alteration in respect of which Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Borrower with Lender and then

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remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower and from the lien hereof, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (a)) by the Independent Architect, setting forth in substance as follows:

            (a) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under
Section 10.2 and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

            (b) that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).

            (c) For the purposes of this Section 10.3 only, Alterations and Material Alterations shall not include tenant improvement alterations, improvements, demolitions or removals undertaken pursuant to a Lease in which the costs thereof are being fully paid out of funds held by Lender in the TI and Leasing Reserve Account or the Structural Reserve Account

            XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER
                INFORMATION.

            SECTION 11.1 BOOKS AND RECORDS. Borrower will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP (or such other customary accounting basis reasonably approved by Lender in writing). Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

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            SECTION 11.2 FINANCIAL STATEMENTS.

                  11.2.1 MONTHLY OPERATING STATEMENTS. Not later than thirty
(30) days after the end of each calendar month, Borrower will deliver to Lender unaudited monthly operating statements. Such statements for each calendar month shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower and the Property, (B) that as of the date of such Officer's Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $750,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses, for the month ended, were greater than or less than the Operating Expenses, for the month then ended, anticipated in the applicable Annual Budget.

                  11.2.2 QUARTERLY REPORTS. Not later than sixty (60) days following the end of each fiscal quarter, Borrower will deliver to Lender (with, if a Securitization shall have occurred, a copy to the Rating Agencies) unaudited operating statements, internally prepared on an accrual basis including a balance sheet and profit and loss statement as of the end of the trailing twelve-month period and for corresponding previous trailing twelve-month period, and a statement of revenues and expenses for the trailing twelve month period, a statement of Net Operating Income for such period, and a comparison of the year to date results with (i) the results for the same period of the previous period and (ii) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower and the Property, (B) that as of the date of such Officer's Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $750,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto and (D) the amount by which actual Operating Expenses, for the quarter then ended, were greater than or less than the Operating Expenses, for the quarter then ended, anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

                  11.2.3 ANNUAL REPORTS. Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower's operations, Borrower will deliver to Lender (with a copy to the Rating Agencies) audited financial statements certified by an Independent Accountant in accordance with GAAP (or such other customary accounting basis as may be reasonably approved by Lender in writing), covering the Property, including a balance sheet as of the end of such year, a

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statement of Net Operating Income for the year and for the fourth quarter thereof and a statement of revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year and the Annual Budget for such fiscal year, as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income tax returns to be filed. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 11.2.1.

                  11.2.4 LEASING REPORTS. Not later than thirty (30) days after the end of each month, Borrower will deliver to Lender a true and complete rent roll for the Property, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding month, the current annual rent for the Property, the expiration date of each lease, whether to Borrower's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant and, if available, the term of and the rent payable under the sublease, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past month, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

                  11.2.5 CAPITAL EXPENDITURES SUMMARIES. Borrower shall, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender, and, if a Securitization shall have occurred, the Rating Agencies, if applicable, an annual summary of any and all Capital Expenditures made at the Property during the prior twelve (12) month period.

                  11.2.6 MANAGEMENT AGREEMENT. Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

                  11.2.7 ANNUAL BUDGET. Borrower shall deliver or cause to be delivered to Lender the Annual Budget for Lender's information at least forty-five (45) days prior the end of each Fiscal Year. Neither Borrower nor Manager shall change or modify the Annual Budget that has been previously forwarded to Lender without promptly providing a copy to Lender for its information.

                  11.2.8 OTHER INFORMATION. Borrower will, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested by Lender with respect to the Property.

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            XII. ENVIRONMENTAL MATTERS.

            SECTION 12.1 REPRESENTATIONS. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the ENVIRONMENTAL REPORTS), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Borrower's knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to Borrower's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Borrower's knowledge, no Hazardous Substances have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

            SECTION 12.2 COVENANTS.

                  12.2.1 COMPLIANCE WITH ENVIRONMENTAL LAWS. Subject to Borrower's right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an ENVIRONMENTAL EVENT), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender an Officer's Certificate (an ENVIRONMENTAL CERTIFICATE) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Borrower in connection with any Environmental Law. For purposes of this paragraph, the term "notice" shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials pertinent to compliance of the Property and Borrower with such Environmental Laws. If the Security Instrument is foreclosed, Borrower shall deliver the Property in compliance with all then applicable Environmental Laws.

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                  12.2.2 RESERVED.

            SECTION 12.3 ENVIRONMENTAL REPORTS. Upon the occurrence of an Environmental Event with respect to the Property or during the continuance of any Event of Default, Lender shall have the right to have its consultants perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender upon demand and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Borrower's or any Tenant's, other occupant's or Manager's operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

            SECTION 12.4 ENVIRONMENTAL INDEMNIFICATION. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Substances affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Substances, whether or not such condition was known or unknown to Borrower; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of the Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (3) Lender's or its designee's taking possession and control of the Property after the occurrence of an Event of Default hereunder. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower's reasonable expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable.

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Notwithstanding anything set forth herein, Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party's gross negligence or willful misconduct.

            SECTION 12.5 RECOURSE NATURE OF CERTAIN INDEMNIFICATIONS. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure.

            XIII. THE REAS

            SECTION 13.1 REPRESENTATIONS, WARRANTIES. Borrower hereby represents and warrants to the best of its knowledge after diligent inquiry as follows:

            (a) the REAs are in full force and effect, unmodified by any writing or otherwise, and Borrower has not waived, canceled or surrendered any of its rights thereunder;

            (b) all charges reserved in or payable under the REAs have been paid to the extent that they are payable to the date hereof;

            (c) Borrower has not delivered or received any notices of default under the REAs and to the best of Borrower's knowledge is not in default under any of the terms of the REAs, and there are no circumstances which, with the passage of time or the giving of notice, or both, would constitute a default by Borrower under the REAs; and

            (d) Borrower has delivered to Lender a true, accurate and complete copy of the REAs.

            SECTION 13.2 CURE BY LENDER. In the event of a default by Borrower in the performance of any of its obligations under the REAs, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, Lender may, at its option and upon notice to Borrower, cause the default or defaults to be remedied and otherwise exercise any and all rights of Borrower thereunder in the name of and on behalf of Borrower. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys' fees and disbursements), together with interest thereon computed at the Default Rate from the date that such advance is made to and including the date the same is paid to Lender.

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            SECTION 13.3 REAS COVENANTS.

                  13.3.1 NO ELECTION TO TERMINATE. Borrower shall not elect to treat the REAs as terminated, canceled or surrendered pursuant to the applicable provisions of the Bankruptcy Code (including, without limitation, Section 365(h)(1) thereof) without Lender's prior written consent in the event a bankruptcy of any party to the REAs. In addition, to the extent not prohibited by applicable law, Borrower shall, in the event of a bankruptcy of any party to the REAs, reaffirm and ratify the legality, validity, binding effect and enforceability of the REAs and shall remain in possession of the Property and the rights granted pursuant to the REAs, notwithstanding any rejection thereof by any party to the REAs, or any trustee, custodian or receiver.

                  13.3.2 NOTICE PRIOR TO REJECTION. Borrower shall give Lender not less than thirty (30) days prior written notice of the date on which Borrower shall apply to any court or other governmental authority for authority and permission to reject any REA in the event that there shall be filed by or against Borrower any petition, action or proceeding under the Bankruptcy Code or under any other similar federal or state law now or hereafter in effect and if Borrower determines to reject any REA. Lender shall have the right, but not the obligation, to serve upon Borrower within such thirty (30) day period a notice stating that (i) Lender demands that Borrower assume and assign the REAs to Lender subject to and in accordance with the Bankruptcy Code and the terms of the REAs, and (ii) Lender covenants to cure or provide reasonably adequate assurance thereof with respect to all defaults reasonably susceptible of being cured by Lender and of future performance under the REAs. If Lender serves upon Borrower the notice described above, Borrower shall not seek to reject the REAs and shall comply with the demand provided for clause (i) above within fifteen
(15) days after the notice shall have been given by Lender.

                  13.3.3 LENDER RIGHT TO PERFORM. During the continuance of an Event of Default, Lender shall have the right, but not the obligation, (i) to perform and comply with all obligations of Borrower under the REAs without relying on any grace period provided therein, (ii) to do and take, without any obligation to do so, such action as Lender deems reasonably necessary or desirable to prevent or cure any default by Borrower under the REAs, including, without limitation, any act, deed, matter or thing whatsoever that Borrower may do in order to cure a default under the REAs and (iii) subject to the terms of the Leases, to enter in and upon the Property or any part thereof to such extent and as often as Lender deems reasonably necessary or desirable in order to prevent or cure any default of Borrower under the REAs. Borrower shall, within five (5) Business Days after written request is made therefor by Lender, execute and deliver to Lender or to any party designated by Lender, such further instruments, agreements, powers, assignments, conveyances or the like as may be reasonably necessary to complete or perfect the interest, rights or powers of Lender in respect of Borrower pursuant to this Section or as may otherwise be required by Lender.

                  13.3.4 LENDER ATTORNEY IN FACT. In the event of any arbitration under or pursuant to the REAs in which Lender elects to participate, Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact (which appointment shall be deemed coupled with an interest) to exercise, during the continuance of an Event of Default, all right, title and interest of Borrower in connection with such arbitration, including, without limitation, the right to appoint

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arbitrators and to conduct arbitration proceedings on behalf of Borrower and
Lender. All costs and expenses reasonably incurred by Lender in connection with such arbitration and the settlement thereof shall be borne solely by Borrower, including, without limitation, reasonable attorneys' fees and disbursements. Nothing contained in this Section shall obligate Lender to participate in any such arbitration.

                  13.3.5 PAYMENT OF REA CHARGES. Borrower promptly shall pay the rent and all other sums and charges payable by Borrower under the REAs.

                  13.3.6 PERFORMANCE OF COVENANTS. Borrower shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Borrower under the REAs, the breach of which could permit any party to the REAs validly to terminate the REAs (including, without limitation, all payment obligations), shall do all things necessary to preserve and to keep unimpaired its rights under the REAs, shall not waive, excuse or discharge any of the material obligations of any party to the REAs without Lender's prior written consent in each instance, and shall diligently and continuously enforce the material obligations of the other parties to the REAs.

                  13.3.7 NO DEFAULTS. Borrower shall not do, permit or suffer any event or omission as a result of which there could occur a default under any of the REAs in any of Borrower's obligations thereunder or any event which, with the giving of notice or the passage of time, or both, would constitute a default under the REAs in any of Borrower's obligations thereunder which could permit any party to the REAs validly to terminate the REAs (including, without limitation, a default in any payment obligation), and Borrower shall obtain the consent or approval of the other parties to the REAs to the extent required pursuant to the terms of the REAs.

                  13.3.8 NO MODIFICATION. Except as expressly permitted hereby, Borrower shall not cancel, terminate, surrender, materially modify or amend or in any way materially alter or permit the material alteration of any of the provisions of the Air Rights Lease or the REAs (or the Master Plan (as defined therein)) or agree to any termination, surrender or material amendment or modification of the Air Rights Lease or the REAs (or the Master Plan (as defined therein)) without Lender's prior written consent in each instance not to be unreasonably withheld or delayed.

                  13.3.9 NOTICES. Borrower shall deliver to Lender copies of any notice of default by any party under the REAs, or of any other material notice from the manager thereunder or the owner of the Development Parcel (as defined therein).

                  13.3.10 DELIVERY OF INFORMATION. Borrower shall promptly furnish to Lender copies of such information and evidence as Lender may reasonably request concerning Borrower's due observance, performance and compliance with the terms, covenants and conditions of the REAs.

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                  13.3.11 FURTHER ASSURANCES. Borrower, at its sole cost and expense, shall execute and deliver to Lender, within five (5) Business Days after request, such documents, instruments or agreements as may reasonably be required to permit Lender to cure any default under the REAs.

                  13.3.12 ESTOPPEL CERTIFICATES. Borrower shall use all commercially reasonable efforts to obtain and deliver to Lender within twenty
(20) Business Days after written demand by Lender, an estoppel certificate from the other parties to the REAs in the form of Exhibit H attached hereto, provided that, except after occurrence and during the continuance of an event of Default, Borrower shall not be required to request or make commercially reasonable efforts to deliver such estoppels more frequently than one time in any calendar year.

            SECTION 13.4 LENDER RIGHT TO PARTICIPATE. Lender shall have the right, but not the obligation, to proceed in respect of any claim, suit, action or proceeding relating to the rejection of the REAs as a result of a bankruptcy of any party to the REAs, including, without limitation, the right to file and prosecute any and all proofs of claims, complaints, notices and other documents in any case in respect of any party to the REAs under and pursuant to the Bankruptcy Code.

            SECTION 13.5 NO LIABILITY. Lender shall have no liability or obligation under the REAs by reason of its acceptance of the Security Instrument, this Agreement and the other Loan Documents. Lender shall be liable for the obligations arising under the REAs for only that period of time which Lender has acquired, by foreclosure or otherwise, and is holding all of Borrower's right, title and interest therein.

            XIV. SECURITIZATION AND PARTICIPATION

            SECTION 14.1 SALE OF NOTE AND SECURITIZATION. At the request of Lender or any Rating Agency and at the sole expense of the holder of the Note, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall do the following in connection with the sale of the Note or participation therein as part of the first successful securitization (such sale and/or securitization, the SECURITIZATION) of rated single or multi-class securities (the SECURITIES) secured by or evidencing ownership interests in the Note and this Agreement, including using reasonable efforts to do (or cause to be done) the following (but Borrower will not in any event be required to incur, suffer or accept (except to a de minimis extent) (i) any lesser rights or greater obligations than as currently set forth in the Loan Documents and (ii) except as set forth in this Article XIV, any expense or any liability:

                  14.1.1 PROVIDED INFORMATION. (i) Provide, at the sole expense of the holder of the Note, such non-confidential financial and other information( but not projections) with respect to the Property, the Member, the Borrower and Manager to the extent such information is in Borrower's or Manager's possession, (ii) provide, at the sole expense of the holder of the Note, business plans (but not projections) and budgets relating to the Property, to the extent prepared by the Borrower or Manager and (iii) cooperate with the holder of the Note (and its representatives) in obtaining, at the sole expense of the holder of the Note, such site inspection, appraisals, market

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studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower's request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the PROVIDED INFORMATION). The financial statements delivered by each Manager and Guarantor hereunder and pursuant to the Guaranty in connection with the Closing of the Loan will be treated as confidential by Lender and each investor in, successor, assignee, and participant of Lender, and such parties for themselves shall agree not to disclose such financial statements to any Person, provided that such financial statements may be disclosed to any of the following in connection with their participation in the transactions contemplated by the Loan Documents or the sale, transfer, participation or assignment of Lender's interest in the Loan or investment in Lender or any successor, assignee or participant: directors, officers, employees, representatives, legal counsel, accountants and prospective investors of any of such Persons, it being understood that such Persons shall be informed of the confidential nature of such financial statements and shall agree in writing to treat such financial statements confidentially. Notwithstanding the foregoing, such Persons shall be permitted to disclose such financial statements (a) to the extent required by law, (b) to the extent such confidential financial statements becomes publicly available other than as a result of the breach of this acknowledgment, (c) to the extent such financial statements become available to any of such Persons on a non-confidential basis, or (d) to the extent necessary to enforce the Loan Documents (provided that Lender shall use reasonable efforts to cause such financial statements to remain confidential);

                  14.1.2 UPDATES TO OPINIONS OF COUNSEL. Shall use reasonable efforts to cause to be rendered such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with the Securitization. Borrower's failure to use reasonable efforts to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an "Event of Default" hereunder. To the extent any of the foregoing Opinions of Counsel were required to be delivered in connection with the closing of the Loan, any update thereof shall be without cost to Borrower; provided that Borrower shall cause opinions to be reissued in favor of any proposed assignee of all or a portion of the Loan at Borrower's expense and within five (5) Business Days after request by Lender. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization other than those delivered at the original Loan closing, shall be delivered at Borrower's expense (it being agreed that in no event shall Borrower be obligated to deliver an Opinion of Counsel with respect to "true sale", " no fraudulent conveyance" matters, or "10b-5" matters); and

                  14.1.3 MODIFICATIONS TO LOAN DOCUMENTS. Without cost to the Borrower, execute such amendments to the Security Instrument and Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to effect the Securitization (including, without limitation, modifying the Payment Date, as defined in the Note, to a date other than as originally set forth in the Note), provided, that nothing contained in this subsection (14.1.3) shall result in any economic or other material adverse change in the transaction contemplated by the Security Instrument

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or the Loan Documents or any material adverse change in Borrower's rights or obligations thereunder (unless Borrower (in Borrower's discretion) is made whole by the holder of the Note) or otherwise result in any operational changes that are unduly burdensome to the Property or Borrower.

            SECTION 14.2 COOPERATION WITH RATING AGENCIES. Borrower shall, at Lender's sole cost and expense, (i) at Lender's reasonable request, meet with representatives of such Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property. Until the Obligations are paid in full, Borrower shall provide (at Lender's cost and expense) the Rating Agencies with all financial reports required to be delivered to Lender hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities all at no cost or expense to Borrower.

            SECTION 14.3 SECURITIZATION FINANCIAL STATEMENTS. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article XI may, at Lender's option, be delivered to the Rating Agencies.

            SECTION 14.4 SECURITIZATION INDEMNIFICATION.

                  14.4.1 DISCLOSURE DOCUMENTS. Borrower understands that certain of the Provided Information, including, but not limited to, existence and terms of the settlement agreement referenced in Schedule IV, may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a DISCLOSURE DOCUMENT) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the SECURITIES ACT) or the Securities and Exchange Act of 1934, as amended (the EXCHANGE ACT), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, Borrower will at Lender's sole cost and expense reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property in Borrower or its Affiliates possession necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                  14.4.2 INDEMNIFICATION CERTIFICATE. In connection with each of
(x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender's reasonable request, an indemnification certificate (at no material cost to Borrower):

            (a) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower's review pertaining to Borrower, the Property or the Loan and insofar as such sections or portions

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thereof specifically pertain to Borrower, the Property, or the Loan, (the
RELEVANT PORTIONS), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to Borrower's actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

            (b) indemnifying Lender and the Affiliates of Deutsche Bank Securities Inc. (collectively, DBS) that have filed the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the DBS GROUP), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act (collectively, the UNDERWRITER GROUP) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the LIABILITIES) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions and in the Provided Information or arise out of or are based upon the intentional omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances in which they were made not misleading (except that (x) Borrower's obligation to indemnify in respect of any information contained in a preliminary or final registration statement, private placement memorandum or preliminary or final prospectus that is derived in part from information provided by Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact therein known to Borrower that results directly from an error in any information provided by Borrower which Borrower has been given the opportunity to examine and reasonably and promptly approve and (y) Borrower shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Borrower or to include such portions of the Provided Information).

            (c) Borrower's liability under clauses (a) and (b) above shall be limited to Liabilities arising out of or based upon any such untrue statement or omission by Borrower made therein in reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of Borrower in connection with the preparation of the Relevant Portions, including financial statements of Borrower and operating statements with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

            (d) Promptly after receipt by an indemnified party under this
Article XIV of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article XIV, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it

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notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Article XIV of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or in conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Article XIV is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Article XIV, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission;
(iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

            SECTION 14.5 RESERVED.

            SECTION 14.6 RETENTION OF SERVICER Lender reserves the right, at Lender's sole cost and expense, to retain the Servicer. Lender has advised Borrower that the Servicer initially retained by Lender shall be Orix Real Estate Capital Markets. Lender shall pay any fees and expenses of the Servicer.

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            XV. ASSIGNMENTS AND PARTICIPATIONS

            SECTION 15.1 ASSIGNMENT AND ACCEPTANCE. Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including without limitation, all or a portion of the Note) utilizing such documentation to evidence such participation and the parties' respective rights thereunder as Lender, in its sole discretion, shall elect. Notwithstanding anything to the contrary in this Article XV, Borrower shall not be required to indemnify any assignee or participant (with respect to circumstances existing as of the date of the assignment or participation) for Special Taxes or Other Taxes in excess of amounts that would be payable to Lender under this Agreement or any Loan Document.

            SECTION 15.2 EFFECT OF ASSIGNMENT AND ACCEPTANCE. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Lien of the Security Instrument and the other Loan Documents) delivered to or for the benefit of or deposited with German American Capital Corporation, as Lender, for which German American Capital Corporation shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

            SECTION 15.3 CONTENT. By executing and delivering an Assignment and Acceptance, Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with

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respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by Lender.

            SECTION 15.4 REGISTER. Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Article XV and the principal amount of the Loan owing to each such assignee from time to time (the REGISTER). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

            SECTION 15.5 SUBSTITUTE NOTES. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT K hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five
(5) Business Days after its receipt of such notice, Borrower, at Lender's own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this Article XV, Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower may rely.

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            SECTION 15.6 PARTICIPATIONS. Each assignee pursuant to this Article
XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower may rely.

            SECTION 15.7 DISCLOSURE OF INFORMATION. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

            SECTION 15.8 SECURITY INTEREST IN FAVOR OF FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            XVI. RESERVE ACCOUNTS

            SECTION 16.1 TAX RESERVE ACCOUNT. In accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Tax Reserve Account an amount equal to (a) one-twelfth of the annual Impositions that Lender reasonably estimates, based on the most recent tax bill for the Property, will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Impositions at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment thereof and (b) one-twelfth of the annual Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (said monthly amounts in (a) and (b) above hereinafter called the MONTHLY TAX RESERVE AMOUNT, and the aggregate amount of funds held in the Tax Reserve Account being the TAX RESERVE AMOUNT). As of the Closing Date, the Monthly Tax Reserve Amount is $275,000 until and including the Payment Date in March 2003 and $167,000 thereafter, but such amounts are subject to adjustment by Lender, in its reasonable discretion, in accordance with the provisions of this Section
16.1. The Monthly Tax Reserve Amount shall be paid by Borrower to Lender on each Payment Date.

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Lender will apply the Monthly Tax Reserve Amount to payments of Impositions required to be made by Borrower pursuant to Article V and Article VII and under the Security Instrument, subject to Borrower's right to contest Impositions in accordance with Section 7.3. In making any payment relating to the Tax Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of funds in the Tax Reserve Account shall exceed the amounts due for Impositions pursuant to
Article V and Article VII, Lender shall credit such excess against future payments to be made to the Tax Reserve Account. If at any time Lender reasonably determines that the Tax Reserve Amount is not or will not be sufficient to pay Impositions and Other Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to the imposition of any interest, charges or expenses for the non-payment of the Impositions. Upon payment of the Impositions, Lender shall reassess the amount necessary to be deposited in the Tax Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Tax Reserve Account. Any amount remaining in the Tax Reserve Account after the Indebtedness has been paid in full shall be returned to Borrower.

            SECTION 16.2 INSURANCE RESERVE ACCOUNT. In accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the Insurance Reserve Account an amount equal to one-twelfth of the insurance premiums that Lender reasonably estimates, based on the most recent bill, will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such insurance premiums (or the portion thereof allocable to the Property, as applicable) at least thirty (30) days prior to the expiration of the policies required to be maintained by Borrower pursuant to the terms hereof (said monthly amounts hereinafter called the MONTHLY INSURANCE RESERVE AMOUNT, and the aggregate amount of funds held in the Insurance Reserve Account being the INSURANCE RESERVE AMOUNT). As of the Closing Date, the Monthly Insurance Reserve Amount is $141,620, but such amount is subject to adjustment by Lender, in its reasonable discretion in accordance with the provisions of this Section 16.2. The Monthly Insurance Reserve Amount shall be paid by Borrower to Lender on each Payment Date. Lender will apply the Monthly Insurance Reserve Amount to payments of insurance premiums required to be made by Borrower pursuant to Article V and
Article VI and under the Security Instrument. Lender and Borrower acknowledge that the funds deposited into the Insurance Reserve Account on the date hereof in the amount of $1,725,444 represent estimated portions of premiums allocable to the Property for blanket insurance policies, which premiums are expected to come due, and which reserve funds are anticipated to be disbursed for payment of such allocated portions thereof, within approximately the next thirty (30) days. In making any payment relating to the Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate or into the validity thereof. If the amount of funds in the Insurance Reserve Account shall exceed the amounts due for insurance premiums pursuant to Article V and Article VI, Lender shall credit such excess against future payments to be made to the Insurance Reserve Account. If at any time Lender reasonably determines that the Insurance Reserve Amount is not or will not be

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sufficient to pay insurance premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. Upon payment of the such insurance premiums, Lender shall reassess the amount necessary to be deposited in the Insurance Reserve Account for the succeeding period, which calculation shall take into account any excess amounts remaining in the Insurance Reserve Account. Any amount remaining in the Insurance Reserve Account after the Indebtedness has been paid in full shall be returned to Borrower.

            SECTION 16.3 STRUCTURAL RESERVE ACCOUNT.

            (a) In accordance with the time periods set forth in Section 3.1, Borrower shall deposit, or cause to be deposited into the Structural Reserve Account, an amount equal to $56,456 (the MONTHLY STRUCTURAL RESERVE AMOUNT and together with all amounts deposited in the Structural Reserve Account, the STRUCTURAL RESERVE AMOUNT) and held by the Cash Management Bank for the benefit of Lender as additional security for the Loan in accordance with Section 3.1 and the Account Agreement.

            (b) Lender shall make disbursements from the Structural Reserve Account to reimburse Borrower (or to pay at Borrower's direction the amounts that are the subject of the request) for the cost of capital improvements to the Property in accordance with and in the manner provided in this Section 16.3. In addition to Borrower's satisfaction of the requirements of Section 10.1 and
Section 10.2, Lender's prior reasonable consent shall be required prior to commencing any capital improvement to the Property that in the aggregate with all related capital improvement work (collectively, a PROJECT) would reasonably be expected to cost in excess of the Threshold Amount. Lender's consent shall not be required in connection with a Project that would reasonably be expected to cost less than or equal to the Threshold Amount. Lender shall, within fifteen
(15) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 16.3 disburse to Borrower amounts from the Structural Reserve Account necessary to pay for the actual costs of completed capital improvement work, which work costing in excess of $250,000 to complete shall be subject to the inspection of Lender. In no event shall Lender be obligated to disburse funds from the Structural Reserve Account if a Monetary Default or an Event of Default exists.

            (c) Each request for disbursement from the Structural Reserve Account shall be in a form reasonably specified or reasonably approved by Lender and be submitted together with an Officer's Certificate specifying the specific items for which the disbursement is requested, certifying that such item qualifies as capital improvement work, the estimated cost for the applicable Project through completion and the cost of each item purchased. Each request for disbursement shall be delivered at least fifteen (15) Business Days prior to the date of the requested disbursement and shall include copies of invoices for all costs incurred and each request shall include evidence satisfactory to Lender of payment of all such amounts or evidence that such amounts will be paid by such disbursement. Borrower shall not make a request for disbursement from the Structural Reserve Account more frequently than once in any calendar month and the total amount of any request shall not be less than $25,000 (except in the case of the final request for disbursement).

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            SECTION 16.4 TI AND LEASING RESERVE ACCOUNT.

            (a) On the date hereof, a portion of the Loan in an amount equal to $4,208,747.81 (the TI AND LEASING RESERVE INITIAL AMOUNT and together with all other amounts subsequently deposited into the TI and Leasing Reserve Account, the TI AND LEASE RESERVE AMOUNT) has been advanced by Lender as part of the Indebtedness but has been deposited into the TI and Leasing Reserve Account in accordance with Section 3.1 and held by Cash Management Bank for the benefit of Lender as additional security for the Loan. In addition, in accordance with the time periods set forth in Section 3.1, commencing on and including the Payment Date in November 2003, Borrower shall deposit, or cause to be deposited into the TI and Leasing Reserve Account, an amount equal to $100,000 during each month of the term of the Loan (the MONTHLY TI AND LEASING RESERVE AMOUNT) and held by Cash Management Bank on Lender's behalf as additional security for the Loan.

            (b) Attached hereto as SCHEDULE III is a true, correct and complete schedule of executed Leases and the amount of unpaid (or unreimbursed) TI and Leasing Costs applicable to each such Lease set forth in said SCHEDULE III (each such Lease being a SCHEDULED LEASE). The TI and Leasing Reserve Initial Amount which is available for TI and Leasing Costs applicable to each Scheduled Lease shall be in the amount set forth in SCHEDULE III with respect to each Scheduled Lease.

            (c) Provided that no Monetary Default or Event of Default shall have occurred and be continuing, Lender shall make disbursements from the TI and Leasing Reserve Account (A) to Borrower from time to time, but not more than once during each calendar month, to pay or reimburse Borrower for costs (collectively, TI AND LEASING COSTS) incurred by Borrower for (1)) tenant improvements or allowances required under any Scheduled Lease, any New Lease and any Future Lease, provided that with respect to any New Lease or Future Lease, as applicable, each such New Lease or Future Lease complies with the terms and provisions of this Agreement or is otherwise approved in writing by Lender and
(2) leasing commissions (including any so-called "override" leasing commissions which may be due and then payable to any leasing or rental agent engaged by Borrower for the Property in the event that an agent other than such agent shall also be entitled to a leasing commission) incurred by Borrower in connection with a Scheduled Lease (and unpaid), a New Lease or a Future Lease, provided that, unless otherwise approved in writing by Lender, such leasing commissions and "override" leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such leasing commission and "override" leasing commission is due, in each case in the manner provided herein Notwithstanding anything to the contrary contained in this Section 16.3, in no event shall Lender disburse any portion of the TI and

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Leasing Reserve Initial Amount for TI and Leasing Costs of any Scheduled Lease
in excess of the amount set forth in SCHEDULE III.

            (d) As between Lender and Borrower, Borrower shall be obligated to fund directly to such tenants or third parties, as the case may be, all TI and Leasing Costs in excess of sums available for disbursement from the TI and Leasing Reserve Account.

            (e) The obligation of Lender to make a disbursement from the TI and Leasing Reserve Account for TI and Leasing Costs shall be subject to the satisfaction of the following further conditions precedent before or concurrently with the date of such disbursement:

                  (i) Borrower (or Manager) shall have delivered to Lender, without duplication (i) a certified copy of the fully executed Scheduled Lease, New Lease or Future Lease, as applicable, to which the applicable TI and Leasing Costs relate; and (ii) a certified copy of any related leasing, brokerage, fee or commission agreement entered into with respect thereto;

                  (ii) Borrower shall have delivered to Lender, at least ten
(10) Business Days prior to the date of the proposed disbursement, an Officer's Certificate certifying (i) the amounts then due and payable for TI and Leasing Costs, and (ii) that all previously disbursed amounts have been paid in accordance with any prior certification, together with reasonable supporting documentation that the TI and Leasing Costs to be funded with such disbursement are due and payable;

                  (iii) Lender shall have received with respect to all previous disbursements funded for TI and Leasing Costs, documents required to be furnished by Tenants under their leases, together with either (A) lien waivers from each of the contractors which received the prior disbursement or (B) an Officer's Certificate reasonably satisfactory to Lender showing that all parties who might or could claim statutory or common law Liens and have furnished material, labor or brokerage services to the Property have been paid all amounts then due for labor, materials or brokerage services furnished to the Property;

                  (iv) With respect to the final disbursement for costs associated with any capital improvement, Lender shall have received a new permanent or temporary certificate of occupancy for the portion of the Improvements covered by such capital improvement, if a certificate of occupancy is required by Legal Requirements, or a certification by Borrower or a licensed architect that no said certificate of occupancy is required;

                  (v) Lender shall have received a certificate executed by Borrower stating that all conditions precedent to the Borrower's obligation, as landlord, to fund the Borrower's share of the cost of the portion in question of such tenant work have been satisfied by such Tenant; and

                  (vi) no Monetary Default or Event of Default shall have occurred and is then continuing.

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            (f) On the date hereof, a portion of the Loan in an additional amount equal to $323,380 has been deposited into the TI and Leasing Reserve Account to cover certain prepaid rent listed on SCHEDULE VI. Provided no Monetary Default or Event of Default shall have occurred and is then continuing, Lender shall deposit in the Holding Account on the Payment Date next occurring after at least ten (10) Business Days prior notice from Borrower the applicable sums listed on SCHEDULE VI which are certified by the Borrower as being prepaid rent balances or portions thereof that are no longer maintained by the applicable Tenants.

            SECTION 16.5 REA CHARGES RESERVE ACCOUNT. In accordance with the time periods set forth in Section 3.1, Borrower shall deposit into the REA Charges Reserve Account an amount equal to REA Charges payable by Borrower pursuant to the REAs (the REA CHARGES RESERVE AMOUNT) for the month in which the transfer is made. Lender will apply the REA Charges Reserve Amount to payments of REA Charges required to be made by Borrower pursuant to the REAs. As of the Closing Date, the monthly REA Charges Reserve Amount is $220,000, but such amount is subject to adjustment by Lender, in its reasonable discretion in accordance with the provisions of this Section 16.5. In making any payment relating to the REA Charges Reserve Account, Lender may do so according to the terms of the REA or any bill, statement or estimate procured from the parties to the REAs, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any amount of the REA Charges due thereunder. If at any time Lender reasonably determines that the REA Charges Reserve Amount is not or will not be sufficient to pay REA Charges by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency prior to the date such REA Charges payment is due.

            SECTION 16.6 DEFERRED MAINTENANCE RESERVE ACCOUNT.

            (a) On the Closing Date, a portion of the Loan in the amount of $1,172,739 (the DEFERRED MAINTENANCE RESERVE AMOUNT) has been deposited into the Deferred Maintenance Reserve Account. Lender shall, within fifteen (15) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 16.6, make disbursements of the Deferred Maintenance Reserve Amount from the Deferred Maintenance Reserve Account from time to time (but no more frequently than once a calendar month and in minimum amounts of $25,000 (except in the case of the final request for disbursement)) to the Borrower's Account to pay for the costs of completing certain deferred maintenance items as such items are more particularly described on SCHEDULE VII attached hereto. Lender shall, upon written request from Borrower and satisfaction of the requirements to final disbursement set forth in this Section
16.6 (the COMPLETION) instruct the Cash Management Bank to disburse to Borrower the remaining Deferred Maintenance Reserve Amount. Subject to Excusable Delay, the Completion for each such repair item shall occur on or before the date specified on SCHEDULE VII, or if no date is specified, one (1) year from the date hereof.

            (b) The obligation of Lender to disburse any portion of the Deferred Maintenance Reserve Amount to the Borrower from the Deferred Maintenance Reserve Account is subject to satisfaction of all of the following conditions precedent:

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                  (i) No Event of Default shall have occurred and be continuing;
and

                  (ii) Lender shall have received the following items:

                        (1) a request for advance duly executed by an authorized officer of the Borrower delivered to Lender no earlier than fifteen (15) Business Days prior to the date the disbursement is requested certifying to Lender that the work has been undertaken to date to the satisfaction of Borrower and that there are sufficient funds remaining in the Deferred Maintenance Reserve Account to attain Completion; and

                        (2) copies of receipted invoices for all of the items or work equal to (or greater than) the portion of the Deferred Maintenance Reserve Amount being disbursed (or evidence that such amounts will be paid by such disbursement) together with lien waivers, if applicable, from each of the contractors which received the prior disbursement.

            XVII. DEFAULTS

            SECTION 17.1 EVENT OF DEFAULT.

            (a) Each of the following events shall constitute an event of default hereunder (an EVENT OF DEFAULT):

                  (i) subject to the last sentence of Section 3.1.6(h), if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Note is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Liquidated Damages Amount is not paid when due, (E) any deposit to the Collection Account required to be made by Borrower or its Affiliates is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D) and/or (E) of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

                  (ii) subject to the last sentence of Section 3.1.6(h), subject to Borrower's right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

                  (iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates of insurance or certified copies of any of such insurance policies are not delivered to Lender within the time frames set forth in Section 6.1.11 with such failure to deliver continuing for ten (10) days after Lender delivers notice thereof to Borrower;

                  (iv) if any transfer is made in violation of Article VIII or a declaration of condominium is filed with respect to the Property;

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                  (v) if (i) any representation or warranty made by Borrower to
Lender in Section 4.1.23 shall have been false or misleading in any material respect as of the date the representation or warranty was made which incorrect, false or misleading statement is not cured within thirty (30) days after receipt by Borrower of notice from Lender in writing of such breach or (ii) if any other representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower (with respect to Borrower, Member, any Guarantor or the Property) to Lender on or prior to the date hereof shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                  (vi) if Borrower or any Guarantor shall make an assignment for the benefit of creditors;

                  (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or any Guarantor or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower any Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or any Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days;

                  (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                  (ix) with respect to any term, covenant or provision set forth herein or in any other Loan Document (other than the other subsections of this Section 17.1 and the provisions referenced therein) which specifically contains a notice requirement or grace period, if Borrower or any Guarantor shall be in default under such term, covenant or provision after the giving of such notice or the expiration of such grace period, with such failure continuing for ten
(10) Business Days after Lender delivers written notice thereof to Borrower;

                  (x) if any of the assumptions contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                  (xi) if Borrower, having notified Lender of its election to extend the Maturity Date as set forth in Section 5(a) of the Note, fails to deliver the Replacement Interest Rate Cap Agreement to Lender not later than one
(1) Business Day prior to the first day of the extended term of the Loan and Borrower has not prepaid the Loan pursuant to the terms of the Note prior to such first day of the extended term;

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                  (xii) reserved;

                  (xiii) if Borrower shall fail to comply with any covenants set forth in Section 5.1.4, Section 5.2.9 and Section 5.2.21(i) and (iii);

                  (xiv) except as provided in clause (xiii) above, if Borrower shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower provided, however, that if such breach is not a Monetary Default and is susceptible of cure but cannot reasonably be cured within such fifteen (15) Business Day period and provided further that Borrower shall have commenced to cure such breach within such fifteen (15) Business Day period and thereafter diligently proceeds to cure the same, such fifteen (15) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed thirty (30) days;

                  (xv) if Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower; provided, however, that if such breach is not a Monetary Default and is susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and provided further that Borrower shall have commenced to cure such breach within such ten (10) Business Day period and thereafter diligently proceeds to cure the same, such ten (10) Business Day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed thirty (30) days;

                  (xvi) Borrower shall fail to deposit the full amount required to be deposited in the Holding Account pursuant to Section 3.1.5 within the time periods (if any) required by Section 3.1.5;

                  (xvii) reserved;

                  (xviii) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

                  (xix) if the Management Agreement is terminated and a Qualified Manager is not appointed as a replacement manager pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;

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                  (xx) except as expressly permitted pursuant to the Loan
Documents, if Borrower grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property;

                  (xxi) if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which shall have a Material Adverse Effect;

                  (xxii) if (A) there shall occur any default by Borrower under the REAs in the observance or performance of any material term, covenant or condition of the REAs, and said default is not cured prior to the expiration of any applicable grace or cure period therein provided the default of which shall have a Material Adverse Effect, (B) any one or more of the events referred to in the REAs shall occur which would give any party to the REAs the right to terminate the REAs, (C) the easements granted pursuant to the REAS shall be surrendered, (D) the REAs shall be lawfully terminated or cancelled for any reason or under any circumstances whatsoever, or (E) except as otherwise provided in this Agreement, any of the terms, covenants or conditions of the REAs shall in any manner be modified, changed, supplemented, altered or amended without the prior written consent of Lender;

                  (xxiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xxii) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same subject only to Excusable Delays, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days plus time permitted for Excusable Delays.

            (b) unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate this Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or(a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of

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its right to pursue any other remedies available to it under this Agreement, the
Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

            SECTION 17.2 REMEDIES.

            (a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

            (b) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Lender may:

                  (i) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, Operating Expenses and/or capital expenditures for the Property or any part thereof;

                  (ii) in Lender's sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

                  (iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as Lender may determine in its sole discretion; and

                  (iv) take all other actions provided in, or contemplated by, this Agreement.

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            (c) With respect to Borrower, the Account Collateral, the Rate Cap
Collateral and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

            SECTION 17.3 REMEDIES CUMULATIVE; WAIVERS.

            The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

            SECTION 17.4 COSTS OF COLLECTION. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any of the Loan Documents; or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney's fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

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            XVIII. SPECIAL PROVISIONS

            SECTION 18.1 EXCULPATION.

                  18.1.1 EXCULPATED PARTIES. Except as set forth in this Section 18.1, Section 14.5,the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the EXCULPATED PARTIES) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender and each successive holder of the Note and any other Loan Documents. The foregoing limitation shall not in any way limit or affect Lender's right to any of the following and Lender shall not be deemed to have waived any of the following:

            (a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

            (b) Action against any other security at any time given to secure the payment of the Note and under the other Loan Documents;

            (c) Exercise of any other remedy set forth in the Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

            (d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents;

            (e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

                  18.1.2 CARVEOUTS FROM NON-RECOURSE LIMITATIONS. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower's (or, to the extent provided in the Recourse Guaranty, Guarantor's) liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of:

            (a) any loss, damage, cost or expense incurred by Lender by reason of the fraudulent acts of Borrower or Guarantor;

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            (b) Proceeds which Borrower or Guarantor has received and to which
Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with to this Agreement or otherwise applied in a manner permitted by this Agreement or the other Loan Documents;

            (c) all loss, damage, cost or expense as incurred by Lender and arising from any intentional misrepresentation of Borrower or Guarantor;

            (d) any knowing misappropriation of Rents or security deposits by Borrower or any Affiliate of Borrower;

            (e) any loss, damage, cost or expense incurred by Lender by reason of all or any part of the Property, the Account Collateral or the Rate Cap Collateral being encumbered by a Lien (other than this Agreement or the Security Instrument) intentionally granted by Borrower in violation of the Loan Documents through the execution of an instrument or agreement;

            (f) after an Event of Default by Borrower hereunder or under any other Loan Document, any Rents, issues, profits and/or income collected by Borrower or Guarantor (other than the Rent sent to the Collection Account or paid directly to Lender pursuant to any notice of direction delivered to tenants of the Property) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

            (g) physical damage to the Property from intentional waste committed by Borrower or Guarantor;

            (h) any loss, damage, cost or expense incurred by Lender by reason of the failure of Borrower to comply with any of the provisions of Article XII;

            (i) reasonable attorney's fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (h).

            XIX. MISCELLANEOUS

            SECTION 19.1 SURVIVAL. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents; provided however that this sentence shall not mean that any representations or warranties set forth in the Agreement shall be deemed made on any date other than the date hereof unless otherwise specifically provided herein. Whenever in this Agreement any of the parties hereto is

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referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender.

            SECTION 19.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

            SECTION 19.3 GOVERNING LAW.

            (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING,

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AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN
ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           BLACKSTONE REAL ESTATE
                           ACQUISITIONS III L.L.C.
                           345 PARK AVENUE
                           NEW YORK, NEW YORK 10154

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) HEREBY DESIGNATES

                           CORPORATION SERVICE COMPANY
                           80 STATE STREET
                           ALBANY, NEW YORK  12207-2543

AS A SUBSTITUTE IF ITS INITIAL AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR AND (III) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

            SECTION 19.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

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            SECTION 19.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            SECTION 19.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

       If to Lender:          German American Capital Corporation
                              31 West 52nd Street, 17th Floor
                              New York New York 10019
                              Attention:  Michael Hart and General Counsel
                              Telecopy No.:  (212) 469-8518
                              Confirmation No.:   (212) 469-5000

       With a copy to:        ORIX Real Estate Capital Markets
                              1717 Main Street
                              Dallas, Texas 75201
                              Attention: Dan Olsen
                              Telecopy No.:  (214) 237-2199
                              Confirmation No.:  (214) 237-2190

       With a copy to:        Skadden, Arps, Slate, Meagher & Flom
                              Four Times Square
                              New York, New York 10036
                              Attention: Harvey R. Uris, Esq.
                              Telecopy No.:  (917) 777-2212
                              Confirmation No.:  (212) 735-2212

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

       If to Borrower:        BRE/Park Place L.L.C.
                              c/o Blackstone Real Estate Acquisitions III L.L.C.
                              345 Park Avenue
                              New York, New York  10154
                              Attention:  Gary M. Sumers
                              Telecopy No.:  (212) 583-5726
                              Confirmation No.:  (212) 583-5813

       With a copy to:        Simpson Thatcher & Bartlett
                              425 Lexington Avenue
                              New York, New York 10017
                              Attention:  Gregory J. Ressa, Esq.
                              Telecopy No.:  (212) 455-2502
                              Confirmation No.:  (212) 455-7430

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

            SECTION 19.7 TRIAL BY JURY. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN

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ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE
REPAYMENT OF THE LOAN.

            SECTION 19.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 19.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            SECTION 19.10 PREFERENCES. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            SECTION 19.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

            SECTION 19.12 EXPENSES; INDEMNITY.

            (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower's compliance with any requests made pursuant to the

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

provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to
Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or (B) in connection with a Securitization, other than the Borrower's internal administrative costs and up to $5,000 for Borrower's external legal costs. Any cost and expenses due and payable to Lender may be paid from any amounts in the Collection Account or the Holding Account.

            (b) Subject to the non-recourse provisions of Section 18.1, Borrower will protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the fraud, illegal acts, willful misconduct or gross negligence of the Indemnified Parties (other than such fraud, illegal acts, willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower's interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the terms of any Lease or REA within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in

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Section 7.3 hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, (9) the presence at, in or under the Property or the Improvements of any Hazardous Substances in violation of any Environmental Law or (10) Lender's disclosure of the existence and terms of the settlement agreement referenced in Schedule IV to Rating Agencies and prospective investors in connection with a Securitization. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower's reasonable expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower's reasonable expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any other Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

            SECTION 19.13 EXHIBITS AND SCHEDULES INCORPORATED. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

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            SECTION 19.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of
Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or in any action or proceeding brought by any such assignee upon such documents and to the extent permitted by controlling law any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower .

            SECTION 19.15 LIABILITY OF ASSIGNEES OF LENDER. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this
Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee's gross negligence or willful misconduct.

            SECTION 19.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                    BENEFICIARIES.

            (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

            (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender or Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

                                      122
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            SECTION 19.17 PUBLICITY. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, or any of its Affiliates shall be subject to the prior written approval of Lender which approval shall not be unreasonably withheld or delayed or conditioned.

            SECTION 19.18 WAIVER OF MARSHALLING OF ASSETS. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

            SECTION 19.19 WAIVER OF COUNTERCLAIM AND OTHER ACTIONS. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

            SECTION 19.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or their Affiliates.

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            SECTION 19.21 BROKERS AND FINANCIAL ADVISORS. Borrower and Lender
each hereby represent that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agree to indemnify each other, defend and hold each other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including each other's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated herein. The provisions of this Section 19.21 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

            SECTION 19.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

            SECTION 19.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

            SECTION 19.24 NOTICE OF CERTAIN OCCURRENCES. In addition to all other notices required to be given by Borrower hereunder, Borrower shall give notice to Lender and the Rating Agencies promptly upon the occurrence of: (a) any Default; (b) any litigation or proceeding affecting Borrower or the Property or any part thereof in which the amount involved is $750,000 (in the aggregate) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (c) a material adverse change in the business, operations, property or financial condition of Borrower or the Property.

                         [NO FURTHER TEXT ON THIS PAGE]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                 BORROWER:

                                 BRE/PARK PLACE L.L.C., a Delaware limited liability company

                                 By: /s/ Frank Cohen
                                     -------------------------------------
                                     Name:  Frank Cohen
                                     Title: Vice President

                 [Lender's signature appears on following page]

                           Borrower's Execution Page

                                 LENDER:

                                 GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

                                 By: /s/ Donald Belanger
                                     -------------------------------------------
                                     Name:  Donald S. Belanger
                                     Title: Vice President

                                 By: /s/ Stephen Choe
                                     -------------------------------------------
                                     Name:  Stephen H. Choe
                                     Title: Authorized Signatory

                            Lender's Signature Page